================================================================================



                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                  ----------

                                   FORM 8-K

                                CURRENT REPORT
    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


               Date of Report (Date of Earliest Event Reported):
                                 July 23, 1998
                                 -------------


                             DETAILS CAPITAL CORP.
                                 DETAILS, INC.
                     ------------------------------------
              (Exact name of registrant as specified in charter)


     California                            333-41187             33-0780382
     California                            333-41211             33-0779123
------------------------------             ---------             ----------
(State or other jurisdiction       (Commission File Number)  (I.R.S. Employer
         of incorporation)                                   Identification No.)



1231 Simon Circle, Anaheim, California                             92806
--------------------------------------                             -----
(Address of principal executive offices)                        (Zip Code)


      Registrant's telephone number, including area code:  (714) 630-4077
                                                           --------------


================================================================================

ITEM 2.               ACQUISITION OF ASSETS

(a) In a series of transactions described more fully below, Details, Inc. acquired 100% of the common stock, $.001 par value per share (the "DCI Stock") of Dynamic Circuits Inc., a Delaware corporation ("DCI"). Prior to the consummation of the transactions described below, certain Stockholders (as defined below) owning approximately 1,796,664 shares of DCI Stock, owned approximately 1,065,497 shares of Class A Common Stock, no par value (the "Class A Common"), of Holdings (as defined below) and approximately 131,690 shares of Class L Common Stock, no par value (the "Class L Common" and together with the Class A Common, collectively the "Holdings Common Stock"), of Holdings.

     As contemplated by a Stock Contribution and Merger Agreement dated as of July 23, 1998 (the "Agreement") by and among Details Holdings Corp., a California corporation and the indirect parent corporation of the Registrants ("Holdings"), DCI, and the stockholders of DCI (the "Stockholders"), the following transactions occurred in the following order:

     (1) In a transaction intended to qualify as an exchange under Section 351 of the Internal Revenue Code of 1986, as amended, certain Stockholders contributed approximately 2,867,813 shares of DCI Stock to Holdings in exchange for approximately 1,276,279 shares of Class A Common of Holdings, approximately 162,064 shares of Class L Common of Holdings, and approximately 69,599 warrants to purchase shares of Class A Common of Holdings at an exercise price of $61.17 per share (the transactions described in this paragraph 1 being referred to herein as the "Contribution").

     (2) Holdings contributed all of the DCI Stock received by it in connection with the Contribution to its newly-formed, wholly-owned subsidiary Details Intermediate Holdings Corp., a California corporation ("Details Intermediate").

     (3) Details Intermediate and certain Stockholders contributed all of their DCI Stock to Details Merger Corp. I, a newly-formed Delaware corporation ("Mergerco I"), in exchange for shares of common stock, no par value, of Mergerco I.

     (4) Mergerco I merged with and into DCI in a transaction in which (i) the outstanding shares of common stock of Mergerco I were converted into shares of DCI Stock, (ii) the outstanding shares of DCI Stock held by Mergerco I were canceled for no consideration, (iii) each outstanding share of DCI Stock not held by Mergerco I was converted into the right to receive a cash payment from the surviving corporation equal to approximately $21.35 per share, (iv) each outstanding share of DCI Series A Cumulative Redeemable Preferred Stock, $.001 par value per share (the "Series A Preferred Stock"), was converted into the right to receive a cash payment from the surviving corporation equal to $102.63 per share, and (v) each outstanding share of DCI Series B Redeemable Preferred Stock, $.001 par value per share (the "Series B Preferred Stock"), remained outstanding. Pursuant to the Agreement, vested options to acquire shares of DCI Stock ("DCI Options") were converted into vested options to acquire shares of

Holdings Common Stock, and unvested DCI Options were converted into unvested options to acquire shares of Holdings Common Stock. In addition, Holdings, DCI and each holder of options to purchase shares of DCI Stock entered into agreements pursuant to which DCI made cash payments to holders of vested DCI Options and agreed to make deferred cash payments, under certain circumstances, to holders of unvested DCI Options. Furthermore, each holder of DCI Options was granted a number of Cash Bonus Units under Holdings' newly adopted Bonus Plan.

     (5) On the business day following the consummation of the transactions described in (1) through (4) above, Details Intermediate contributed all of the DCI Stock received by it in the merger described in (4) above to Details Merger Corp. II, a newly-formed Delaware corporation ("Mergerco II"), in exchange for common stock, no par value, of Mergerco II.

     (6) Mergerco II merged with and into DCI in a transaction in which (i) the outstanding shares of Mergerco II were converted into shares of DCI Stock, (ii) the outstanding shares of DCI Stock held by Mergerco II were canceled for no consideration, (iii) each outstanding share of DCI Stock not held by Mergerco II was converted into the right to receive a cash payment from the surviving corporation of approximately $21.35 per share, and (iv) each outstanding share of Series B Preferred Stock remained outstanding;

     (7) Holdings contributed all of the issued and outstanding capital stock of Details Capital Corp. ("Details Capital") to Details Intermediate, its wholly owned subsidiary.

     (8) Details Intermediate contributed all of the issued and outstanding DCI Stock to Details Capital, its wholly-owned subsidiary.

     (9) Details Capital contributed all of the issued and outstanding DCI Stock to Details, Inc., its wholly-owned subsidiary.

     In order to finance the transactions described above, Details Intermediate issued 13 1/2% Senior Discount Notes in a transaction exempt from registration under the Securities Act of 1933, as amended, and loaned the net cash proceeds of approximately $33.4 million to DCI in return for an intercompany note (the "Intercompany Note"). DCI used the proceeds of the borrowing evidenced by the Intercompany Note to repay, in part, the existing DCI senior credit facility (the "DCI Facility"). Immediately following the merger of Mergerco II with and into DCI, Details Intermediate contributed the Intercompany Note to DCI as a capital contribution.

     With approximately $150.6 million of the proceeds of borrowings under a new senior credit facility (the "New Senior Credit Facility"), DCI (i) repaid the remaining outstanding indebtedness under the DCI Facility, (ii) paid the merger consideration for the mergers involving Mergerco I and Mergerco II, (ii) made cash payments to the holders of DCI Options to the extent set forth in written agreements among Holdings, DCI and such holders, and (iv) paid certain fees and expenses. Such borrowings were incurred at various times before Holdings contributed the capital stock of Details Capital to Details Intermediate. Additionally, with approximately $104.4 million of borrowings incurred under the New Senior Credit Facility and other cash available to it, Details, Inc. repaid in full the outstanding indebtedness under its existing senior credit facility. Holdings attributed a minimum aggregate net value of $94.0 million to the DCI Stock at the time of its contribution to Details Capital by Details Intermediate and its further contribution by Details Capital to Details, Inc.

     Immediately prior to the consummation of the transactions described above there were 7,073,723 shares of DCI Stock, 120,000 shares of Series A Preferred Stock, 124,465 shares of Series B Preferred Stock and 1,417,637 DCI Options outstanding. The amount and nature of the consideration was determined by arms-length negotiation among the parties.

     The foregoing description is qualified in its entirety by reference to the Agreement, a copy of which is attached hereto as Exhibit 2.1 and incorporated herein by reference.

(b) DCI, based in San Jose, is a leading domestic manufacturer of quick-turn printed circuit boards, longer-lead printed circuit boards, backplane assemblies, and electromechanical interconnect devices. DCI supplies these products to over 490 customers in the telecommunications, contract manufacturing, networking, industrial products, consumer electronics, and automotive industries. DCI operates six manufacturing facilities strategically located in the Western, Southern, and Northeastern United States. Details, Inc. intends to continue to use the assets of DCI for the purposes described above.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

          Financial Statements of the Acquired Businesses

     (a) The required financial statements for the three years ended December 31, 1997 with respect to the acquired business referred to in Item 2 of this Report are included herewith. The required financial statements for the unaudited six month periods ending June 30, 1998 and 1997 with respect to the acquired business referred to in Item 2 of this Report are also included herewith.

                        REPORT OF INDEPENDENT ACCOUNTANTS



To the Board of Directors and Shareholders
Dynamic Circuits Inc.:

We have audited the accompanying consolidated balance sheets of Dynamic Circuits Inc. and subsidiary as of December 31, 1997 and 1996, and the related consolidated statements of income, shareholders' equity (deficit) and cash flows for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above presents fairly, in all material respects, the financial position of Dynamic Circuits Inc. as of December 31, 1997 and 1996, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles.


                                                         PricewaterhouseCoopers

San Jose, California
February 20, 1998

                              DYNAMIC CIRCUITS INC.
                           CONSOLIDATED BALANCE SHEETS
                                      ----


                                  ASSETS                                                1997              1996
                                                                                   --------------    --------------
 Current assets:
    Cash and cash equivalents                                                      $     566,750     $     125,311
    Restricted cash                                                                       50,000
    Trade accounts receivable, net of allowance for doubtful accounts of
        $675,103 in 1997 and $262,095 in 1996                                         21,488,036         7,590,953
    Inventories                                                                        9,163,985         1,234,239
    Prepaid expenses and other current assets                                          1,354,762           121,055
    Deferred taxes                                                                       961,629           359,285
                                                                                   --------------    --------------

            Total current assets                                                      33,585,162         9,430,843

 Property and equipment, net                                                          20,113,740         5,029,957
 Other assets                                                                          5,402,292         1,478,533
 Goodwill, net                                                                         8,595,050
                                                                                   --------------    --------------

              Total assets                                                         $  67,696,244     $  15,939,333
                                                                                   ==============    ==============

    LIABILITIES PUT WARRANTS MANDATORILY REDEEMABLE PREFERRED STOCK AND
                        SHAREHOLDERS' EQUITY (DEFICIT)

 Current liabilities:
    Book overdraft                                                                 $   3,224,677
    Accounts payable                                                                   8,595,700     $   2,349,580
    Accrued liabilities                                                                5,825,385         2,536,782
    Current portion of capital lease obligations                                                            12,717
    Long-term debt, current portion                                                    2,850,000         3,500,000
                                                                                   --------------    --------------

            Total current liabilities                                                 20,495,762         8,399,079

 Long-term debt, net of current portion                                               64,050,000        29,625,000
                                                                                   --------------    --------------

            Total liabilities                                                         84,545,762        38,024,079
                                                                                   --------------    --------------

 Commitments and contingencies (Note 8).

 Put warrants                                                                          2,626,406         1,639,000

 Mandatorily redeemable preferred stock Authorized:
    Series A:
       Issued and outstanding:  120,000 shares in 1997 and in 1996
       (Liquidation value of $12,088,000 in 1997 and $12,536,000 in 1996)             10,506,006        10,612,000
    Series B:
       Issued and outstanding:  124,465 shares in 1997 and no shares in
          1996
       (Liquidation value of $1,224,650 in 1997 and none in 1996)                      1,072,379

                                                                                      14,204,791        12,251,000
                                                                                   --------------    --------------

 Common stock, $0.001 par value 1997 and $0.001 in 1996
    Authorized:  1,000,000 shares in 1997 and 1996
    Issued and outstanding:  53,854 in 1997 and 50,283 in 1996                                54                50

 Additional paid-in capital                                                            6,542,512         5,371,606
 Note receivable from shareholder                                                       (202,124)
 Deferred compensation                                                                  (656,888)         (697,937)
 Distribution in excess of net book value (see Note 1)                               (36,877,611)      (36,877,611)
 Retained earnings (accumulated deficit)                                                 139,748        (2,131,854)
                                                                                   --------------    --------------

            Total shareholders' equity (deficit)                                     (31,054,309)      (34,335,746)
                                                                                   --------------    --------------

               Total liabilities, put warrants, mandatorily redeemable
                  preferred stock and shareholders' equity (deficit)               $  67,696,244     $  15,939,333
                                                                                   ==============    ==============


                              DYNAMIC CIRCUITS INC.
                        CONSOLIDATED STATEMENTS OF INCOME

                                      ----


                                                                                 Year Ended December 31,
                                                             ----------------------------------------------------------
                                                                   1997                 1996                1995
                                                             -----------------    -----------------   -----------------
 Sales                                                       $     86,098,472     $     51,431,668    $     35,975,725
 Cost of sales                                                     54,201,347           28,069,279          20,533,414
                                                             -----------------    -----------------   -----------------
            Gross profit                                           31,897,125           23,362,389          15,442,311
                                                             -----------------    -----------------   -----------------

 Operating expenses:
    Sales and marketing                                             4,431,214            2,349,327           1,964,015
    General and administrative                                     13,839,364            8,659,053           5,321,854
    Non-recurring charges                                                                4,441,352
                                                             -----------------    -----------------   -----------------
                                                                   18,270,578           15,449,732           7,285,869
                                                             -----------------    -----------------   -----------------
            Operating income                                       13,626,547            7,912,657           8,156,442

 Other income                                                          63,151
 Interest expense, net                                             (3,872,450)          (1,455,740)           (262,445)
                                                             -----------------    -----------------   -----------------
            Income before taxes and extraordinary                   9,817,248            6,456,917           7,893,997
                item

 Income tax expense                                                 4,112,315            1,416,577             123,004
                                                             -----------------    -----------------   -----------------
            Income before extraordinary item                        5,704,933            5,040,340           7,770,993

 Extraordinary gain (loss) on retirement of debt,
     net of tax                                                      (633,013)                                 306,274
                                                             -----------------    -----------------   -----------------

               Net income before accretion                          5,071,920            5,040,340           8,077,267

 Accretion of mandatorily redeemable preferred stock
     and put warrants                                               2,800,318              536,000
                                                             -----------------    -----------------   -----------------

               Net income available to common
                  shareholders                               $      2,271,602     $      4,504,340    $      8,077,267
                                                             =================    =================   =================


        The accompanying notes are an integral part of these consolidated financial statements.

                             DYNAMIC CIRCUITS INC.
           CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY (DEFICIT)
             for the years ended December 31, 1997, 1996 and 1995

                                     ----


                                                                                                        Notes
                                                                      Common Stock       Additional   Receivable
                                                                 ---------------------    Paid-In       from           Deferred
                                                                  Shares       Amount     Capital     Shareholder     Compensation
                                                                 --------    ---------  -----------  -------------   --------------
 Balances, January 1, 1995                                        168,794     $496,749                 $   (7,410)
    Options exercised                                               6,180       30,900                    (14,820)
    Warrants exercised                                             27,776        6,944
    Shareholder distribution to common stockholders
    Net income
                                                                  --------    ---------                -----------
 Balances, December 31, 1995                                      202,750      534,593                    (22,230)

    Options exercised                                               2,962       14,810
    Shareholder distribution to common stockholders
    Compensation expense relating to redemption of outstanding
        option for cash                                                                 $    308,219
    Compensation expense relating to transfer of shares to
        employees                                                                          1,049,910
    Deferred compensation related to stock option grants                                   2,056,478                 $ (2,056,478)

    Amortization of deferred compensation                                                                               1,358,541
    Repayment of shareholder note                                                                          22,230
    Issuance of common stock                                       15,482       34,654     2,222,734
    Recapitalization and distribution to shareholders            (170,911)    (584,007)     (265,735)
    Accretion of mandatorily redeemable preferred stock
    Net income
                                                                  --------    ---------  ------------  -----------   -------------
 Balances, December 31, 1996                                       50,283           50     5,371,606           -         (697,937)
    Option exercised                                                1,480            1         7,399
    Deferred compensation                                                                    198,237                     (198,237)
    Amortization of deferred compensation                                                                                 239,286
    Issuance of common stock in connection with acquisition of
        Cuplex                                                      1,314            2       763,147
    Issuance of restricted stock                                      777            1       202,123     (202,124)
    Accretion and dividends on mandatorily redeemable preferred stock
    Accretion of put warrants

    Net income
                                                                  --------    ---------  ------------  -----------   -------------
 Balances, December 31, 1997                                       53,854     $     54   $ 6,542,512   $ (202,124)   $   (656,888)
                                                                  ========    =========  ============  ===========   =============

                                                                Distribution       Retained
                                                                 in Excess         Earnings       Shareholders'
                                                                  of Net         (Accumulated)       Equity
                                                                 Book Value        (Deficit)        (Deficit)
                                                                ------------     -------------    -------------
    Balances, January 1, 1995                                                     $ 1,012,222     $  1,501,561
       Options exercised                                                                                16,080
       Warrants exercised                                                                                6,944
       Shareholder distribution to common stockholders                             (2,269,377)      (2,269,377)
    Net income                                                                      8,077,267        8,077,267
                                                                                  ------------    -------------

 Balances, December 31, 1995                                                        6,820,112        7,332,475
    Options exercised                                                                                   14,810
    Shareholder distribution to common stockholders                                (5,186,411)      (5,186,411)
    Compensation expense relating to redemption of outstanding                                         308,219
        option for cash
    Compensation expense relating to transfer of shares to                                           1,049,910
        employees
    Deferred compensation related to stock option grants                                                     -
    Amortization of deferred compensation                                                            1,358,541
    Repayment of shareholder note                                                                       22,230
    Issuance of common stock                                                                         2,257,388
    Recapitalization and distribution to shareholders            $(36,877,611)     (8,269,895)     (45,997,248)
    Accretion of mandatorily redeemable preferred stock                              (536,000)        (536,000)
    Net income                                                                      5,040,340        5,040,340
                                                                 -------------    ------------    -------------

 Balances, December 31, 1996                                      (36,877,611)     (2,131,854)     (34,335,746)
    Option exercised                                                                                     7,400
    Deferred compensation                                                                                    -
    Amortization of deferred compensation                                                              239,286
    Issuance of common stock in connection with acquisition of                                         763,149
        Cuplex
    Issuance of restricted stock                                                                             -
    Accretion and dividends on mandatorily redeemable preferred                    (1,812,912)      (1,812,912)
        stock
    Accretion of put warrants                                                        (987,406)        (987,406)
    Net income                                                                      5,071,920        5,071,920
                                                                 -------------    ------------    -------------

 Balances, December 31, 1997                                     $(36,877,611)    $   139,748     $(31,054,309)
                                                                 =============    ============    =============


The accompanying notes are an integral part of these consolidated financial statements.

                             DYNAMIC CIRCUITS INC.
                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                     ----


                                                                                   Year Ended December 31,
                                                                          ----------------------------------------
                                                                              1997          1996          1995
                                                                          ------------  ------------   -----------
 Cash flows from operating activities:
    Net income                                                            $ 5,071,920   $ 5,040,340    $ 8,077,267
    Adjustments to reconcile net income to net cash provided by operating activities:
       Depreciation                                                         3,510,940     2,128,500      1,578,228
       Amortization                                                           388,816        84,333         22,685
       Allowance for (recovery of) doubtful accounts                          235,051        (5,923)       203,938
       Allowance for (recovery of) excess and obsolete inventory              (76,090)
       Deferred compensation expense                                          239,286     2,716,670
       Gain on disposal of fixed asset                                        (47,123)
       Extraordinary loss (gain), gross                                     1,055,023                     (306,274)
       Changes in current assets and liabilities:
         Accounts receivable                                               (2,696,804)   (2,053,180)    (2,154,095)
         Inventories                                                           58,031      (219,767)      (694,655)
         Prepaid expenses and other assets                                 (1,706,091)      (65,987)       120,504
         Deferred taxes                                                      (364,568)     (359,285)
         Book overdrafts                                                    2,524,984
         Accounts payable                                                  (3,809,862)      (30,700)       (36,440)
         Accrued liabilities                                                1,188,639       903,339        100,958
                                                                          ------------  ------------    -----------

            Net cash provided by operating activities                       5,572,152     8,138,340      6,912,116
                                                                          ------------  ------------    -----------

 Cash flows from investing activities:
    Acquisition of property and equipment                                  (6,523,064)   (3,135,662)    (2,459,351)
    Disposal of property and equipment                                        193,544
    Acquisition of other assets                                                            (115,300)       (83,925)
    Acquisition of subsidiary, net of cash acquired                       (28,902,494)
                                                                          ------------  ------------    -----------
            Net cash used in investing activities                         (35,232,014)   (3,250,962)    (2,543,276)
                                                                          ------------  ------------    -----------

 Cash flows from financing activities:
    Increase in restricted cash                                               (50,000)
    Proceeds from issuance of mandatorily redeemable preferred stock                     11,000,400
    Proceeds from issuance of put warrants, net of issuance costs                           714,600
    Proceeds from issuance of common stock                                      7,400     2,272,198         23,024
    Distribution to shareholders                                                         (5,186,411)    (2,269,377)
    Proceeds from long-term debt                                           67,400,000    35,100,000      2,700,000
    Repayment of notes payable, long-term debt and capital leases         (33,712,492)   (4,930,602)    (2,726,389)
    Proceeds from repayment of shareholder note                                              22,230         25,205
    Distribution relating to reorganization                                             (45,577,611)
    Payment of financing costs                                             (1,639,127)   (1,304,000)
    Dividends on mandatorily redeemable preferred stock                    (1,904,480)
                                                                          ------------  ------------    -----------
            Net cash provided by (used in) financing activities            30,101,301    (7,889,196)    (2,247,537)
                                                                          ------------  ------------    -----------

 Net increase (decrease) in cash                                              441,439    (3,001,818)     2,121,303

 Cash and cash equivalents, beginning of period                               125,311     3,127,129      1,005,826
                                                                          ------------  ------------    -----------

 Cash and cash equivalents, end of year                                   $   566,750   $   125,311     $3,127,129
                                                                          ============  ============    ===========

 Supplemental cash flows information
    Cash payments for:
    Interest                                                              $ 3,619,625   $ 1,455,740     $  284,369
    Taxes                                                                 $ 6,096,000   $ 1,066,640     $      800

 Supplemental disclosure of noncash transactions:
    Shares of common stock issued in exchange for note                    $   202,124                   $   14,820
    Accretion of mandatorily redeemable preferred stock                   $ 1,812,912   $   536,000
    Accretion of put warrants                                             $   987,406
    Adjustment to common stock purchase price                             $             $   419,637
    Issuance of shares for the acquisition of Cuplex                      $   763,149
    Issuance of mandatorily redeemable Series B preferred stock
        for the acquisition of Cuplex                                     $ 1,057,953


        The accompanying notes are an integral part of these consolidated financial statements.

                              DYNAMIC CIRCUITS INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                     -----

 1.  Organization and Summary of Significant Accounting Policies:
     -----------------------------------------------------------

     Dynamic Circuits Inc. (DCI) manufactures double-sided and multi-layer printed circuit boards to customer specifications and drawings. The Company's fiscal year-end is December 31.

         Recapitalization:

         In August 1996 DCI formed a subsidiary, Dynamic Circuits Inc. a Delaware Corporation (the "Company"). On August 19, 1996, DCI effected a reincorporation merger (the "merger"), with the Company, with the Company surviving the merger. Contemporaneous with the merger, the Company redeemed 170,911 shares of common stock and 4,557 options to purchase common stock at a total cost of $45,997,248. Additionally 8,553 shares of common stock were issued to an un-related party for a purchase price of $2,222,743. In connection with the transaction the Company issued 120,000 shares of mandatorily redeemable preferred stock, and warrants to purchase 15,392 shares of common stock for $12,000,000, of which $10,076,000 was allocated to mandatorily redeemable preferred stock and $1,924,000 was allocated to warrants. In addition, the Company borrowed $35,100,000 under a term loan.

         The transaction was accounted for as a recapitalization, and accordingly, no change in the accounting basis of DCI's assets was made in the accompanying financial statements. The amount paid to the stockholders of DCI of $45,997,248 exceeded DCI's net assets of approximately $9,119,637 on the date of the transaction by $36,877,611. This amount was recorded as a distribution in excess of net book value.

         Principles of Consolidation:

         The accompanying consolidated financial statements include the accounts of the Company and its wholly owned operating subsidiary Cuplex, Inc. (Cuplex or subsidiary). All significant intercompany balances and transactions have been eliminated in consolidation.

         Revenue Recognition:

         The Company recognizes revenue upon product shipment.

                                   Continued

                             DYNAMIC CIRCUITS INC.
                   NOTES TO FINANCIAL STATEMENTS, Continued

                                     ----

 1.   Organization and Summary of Significant Accounting Policies, continued:
      -----------------------------------------------------------

         Use of Estimates:

         The accompanying financial statements have been prepared in conformity with generally accepted accounting principles which contemplate the continued existence of the Company. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

         Inventories:

         Inventories are stated at the lower of cost (determined on a first-in, first-out basis) or market value.

         Property and Equipment:

         Property and equipment are stated at cost, less accumulated depreciation. Depreciation and amortization is calculated using the declining balance method over the assets useful life.

         When property and equipment are retired or otherwise disposed of, the related cost and accumulated depreciation or amortization are removed and a gain or loss is recognized in operations. Maintenance, repairs and minor expenditures are expensed as incurred.

         Intangible Assets:

         Goodwill recorded in connection with the acquisition of Cuplex is amortized on a straight-line basis over 25 years. Debt financing costs are amortized using the sum of the digits method over the term of the related loans. Goodwill amortization amounted to $78,897 for the year ended December 31, 1997. The Company periodically evaluates the recoverability of goodwill based upon estimated discounted cash flows from the acquired business.

                                   Continued

                             DYNAMIC CIRCUITS INC.
                    NOTES TO FINANCIAL STATEMENTS, Continued

                                     ----

 1.   Organization and Summary of Significant Accounting Policies, continued:
      -----------------------------------------------------------

         Income Taxes:

         The Company is organized as a Delaware corporation. Subsequent to the merger, the Company accounts for taxes using the liability method. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial statement and tax bases of assets and liabilities using current tax laws and rates. Valuation allowances are established when necessary to reduce deferred tax assets to the amounts expected to be realized. Prior to the merger, the Company was organized as a California Subchapter S corporation and as such was not a tax paying entity for federal income tax purposes, but was required to pay the state of California a reduced rate based on taxable income.

         Concentration of Credit Risk:

         The Company sells printed circuit boards to customers in a wide variety of industries. The Company's customers are geographically dispersed throughout the United States. As of December 31, 1997, the Company's cash and cash equivalents were maintained with two financial institutions.

         Financial Instruments:

         The Company considers all highly liquid investments with an original or remaining maturity of three months or less at the date of purchase to be cash equivalents.

         Amounts reported for cash and cash equivalents, accounts receivable, accounts payable and other accrued liabilities are considered to approximate fair value primarily due to their short maturities. Based on borrowing rates currently available to the Company for loans with similar terms, the carrying value of its long term debt, and mandatorily redeemable preferred stock approximate fair value.

         Current Liabilities:

         Under the Company's cash management program, which includes a controlled disbursement account, checks issued but not presented to banks may result in overdraft balances for accounting purposes and are classified as "Book overdrafts" in the Balance Sheet.

                                   Continued

                             DYNAMIC CIRCUITS INC.
                    NOTES TO FINANCIAL STATEMENTS, Continued

                                     ----

 1.   Organization and Summary of Significant Accounting Policies, continued:
      -----------------------------------------------------------

         Recent Accounting Pronouncements:

         In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 130 (SFAS 130), "Reporting Comprehensive Income". This statement establishes requirements for disclosure of comprehensive income and becomes effective for the Company for fiscal years beginning after December 15, 1997, with reclassification of earlier financial statements for comparative purposes. Comprehensive income generally represents all changes in shareholders' equity except those resulting from investments or contributions by shareholders. The Company is evaluating alternative formats for presenting this information, but does not expect this pronouncement to materially impact the Company's results of operations.

         In June 1997, The Financial Standards Board issued Statement of Financial Accounting Standards No. 131 (SFAS 131), "Disclosures about Segments of an Enterprise and Related Information". This statement establishes standards for disclosure about operating segments in annual financial statements and selected information in interim financial reports. It also establishes standards for related disclosures about products and services, geographic areas and major customers. This statement supersedes Statement of Financial Accounting Standards No. 14, "Financial Reporting for Segments of a Business Enterprise." The new standard becomes effective for fiscal years beginning after December 15, 1997, and requires that comparative information from earlier years be restated to conform to the requirements of this standard. The Company is evaluating the requirements of SFAS 131 and the effects, if any, on the Company's current reporting and disclosures.


 2.   Acquisition:
      -----------

      On October 9, 1997, the Company completed the acquisition of Cuplex Inc., a Delaware corporation, for a purchase price of $12,470,000. Cuplex, located in Garland, Texas, with facilities in Dallas and Garland, TX, and in Marlboro MA, fabricates advanced high-density multilayer boards and assembles high density backpanel and electromechanical systems. The transaction has been accounted for as a purchase and therefore the results of Cuplex's operations for the period subsequent to the acquisition date to December 31, 1997 have been included in the Company's results of operations for the year ended December 31, 1997.

                                   Continued

                             DYNAMIC CIRCUITS INC.
                    NOTES TO FINANCIAL STATEMENTS, Continued

                                     ----

 2.   Acquisition, continued:
      -----------

      Consideration for the acquisition was allocated as follows:


       Cash consideration paid                                                              $    12,470,000
       Repayment of debt on acquisition                                                          15,498,118
       Acquisition costs                                                                            934,376
       Issuance of common stock                                                                     763,149
       Issuance of Series B mandatorily redeemable Preferred Stock                                1,057,953
       Fair value of assets acquired                                                             (6,551,531)
       Debt assumed on acquisition                                                              (15,498,118)
                                                                                            ----------------
       Goodwill                                                                             $     8,673,947
                                                                                            ================
      Pro forma information (unaudited)

      If the acquisition had occurred on January 1, 1997, the results of operation of the Company would have been as follows:
            Revenue                                                                         $   145,498,000
                                                                                            ================
            Income before taxes and extraordinary item                                      $    12,229,000
                                                                                            ================
            Net income                                                                      $     6,613,000
                                                                                            ================

 3.   Inventories:
      -----------

      Inventories consist of the following:

                                                                                    December 31,
                                                                       -------------------------------------
                                                                             1997                1996
                                                                       -----------------   -----------------
            Raw materials                                              $      6,077,870    $        735,737
            Work in progress                                                  2,291,565             498,502
            Finished goods                                                      794,550
                                                                       -----------------   -----------------
                                                                       $      9,163,985    $      1,234,239
                                                                       =================   =================

                                   Continued

                             DYNAMIC CIRCUITS INC.
                    NOTES TO FINANCIAL STATEMENTS, Continued

                                     ----


 4.   Property and Equipment:
      ----------------------

      Property and equipment consist of the following:

                                                                          December 31,
                                                              ----------------------------------
                                                                   1997                 1996
                                                              --------------       -------------
          Machinery and equipment                             $  30,944,815        $  8,714,105
          Land                                                    2,234,759                   -
          Building                                                3,379,047                   -
          Computer hardware and software                          2,079,499             647,449
          Leasehold improvements                                  2,125,556           1,132,730
          Furniture and fixtures                                    765,075             127,301
          Transportation equipment                                  142,240              46,268
          Waste treatment equipment                                 941,509             150,910
                                                              --------------       -------------
                                                                 42,612,500          10,818,763
          Less accumulated depreciation and
              amortization                                      (22,498,760)         (5,788,806)
                                                              --------------       -------------
                                                              $  20,113,740        $  5,029,957
                                                              ==============       =============

     Depreciation expense amounted to $3,510,940, $2,128,500 and $1,578,228 for the years ended December 31, 1997, 1996 and 1995, respectively.


 5.   Extraordinary items:
      -------------------

         Early Extinguishment of Debt:

         In October 1997, in connection with the acquisition of Cuplex, the Company entered into a new credit agreement to retire its outstanding term and revolving credit loans (total of $33,125,000 at December 31, 1996). The transaction constituted an early retirement of debt, and accordingly the write-off of unamortized debt financing costs was accounted for as an extraordinary charge.

         In October 1995, the Company paid $1,800,000 being full settlement for a note with an outstanding balance of $2,106,274. The Company recognized the gain on extinguishment of debt as an extraordinary gain of $306,274.

                                   Continued

                             DYNAMIC CIRCUITS INC.
                    NOTES TO FINANCIAL STATEMENTS, Continued

                                     ----


 6.   Credit Agreement
      ----------------

         Long Term Debt:

         The Company, in connection with the acquisition of Cuplex, entered into a Credit Agreement which provided for an A term loan facility of $30,000,000, a B term loan facility of $35,000,000, a revolving loan facility of up to $30,000,000. The Credit Agreement is collateralized by all assets of the Company and all outstanding stock of its Subsidiary. The Credit Agreement also has various restrictive covenants which limit the Company's ability to incur debt or grant a security interest in its assets, dispose of assets, merge, or consolidate with another entity, make capital expenditures, enter into operating leases, or issue or dispose of the Company's capital stock. The Company is required to meet certain minimum consolidated EBITDA (earnings before interest, income taxes, depreciation and amortization expense as defined in the agreement) and financial ratio requirements.

         Borrowings under the Credit Agreement as of December 31, 1997 are summarized as follows:

              A Term Loan                                  $ 29,500,000
              B Term Loan                                    35,000,000
              Revolving Loan                                  2,400,000
                                                           ------------
                                                             66,900,000
              Less current portion                           (2,850,000)
                                                           ------------
                                                           $ 64,050,000
                                                           ============

         A Term Loan:

         The A term loan bears interest at the Base Rate or Eurodollar Rate, as defined in the agreement, plus 1.25% or 2.25%, respectively, per annum (8.1875% at December 31, 1997). The loan is due on September 30, 2002 and is payable in quarterly installments for principal beginning December 31, 1997. Interest is due monthly. Quarterly installments are $500,000 for quarters one through four, $1,000,000 for quarter five through eight, $1,500,000 for quarters nine through twelve, $2,000,000 for quarters thirteen through sixteen and $2,500,000 for quarters seventeen through twenty. In addition, subject to certain conditions, the Credit Agreement permits optional prepayments without premium or penalty.

                                   Continued

                             DYNAMIC CIRCUITS INC.
                   NOTES TO FINANCIAL STATEMENTS, Continued

                                     ----


 6.   Credit Agreement, continued
      ----------------

         B Term Loan:

         The B term loan bears interest at the Base Rate or Eurodollar Rate, as defined in the agreement, plus 1.50% or 2.25%, respectively, per annum (8.4375% at December 31, 1997). The loan is due on September 30, 2002 and is payable in quarterly installments for principal beginning March 31, 1998. Interest is due monthly. Quarterly installments are $87,500 for quarters one through twenty, $11,083,333 for quarters twenty-one and twenty-two and $11,083,334 for quarter twenty-three. In addition, subject to certain conditions, the Credit Agreement permits optional prepayments without premium or penalty.

         Revolving Loan:

         The revolving loan facility permits borrowings up to $30,000,000 at the Base Rate or Eurodollar Rate, as defined in the agreement, plus 1.25% or 2.25%, respectively, per annum (9.75% at December 31, 1997). The collateral arrangements are the same as the A and B term loans and it matures on September 30, 2002. Interest on borrowings under the revolving loan facility is payable quarterly with mandatory principal payments to the extent that Borrowings, as defined in the agreement, exceed the Total Revolving Loan Commitment, as defined in the agreement. As of December 31, 1997, $2,400,000 was outstanding under the revolving loan facility.

         Future minimum principal payments under the credit agreement are summarized as follows:

               Year ending December 31,
               ------------------------
               1998                                      $   2,850,000
               1999                                          4,850,000
               2000                                          6,850,000
               2001                                          8,850,000
               2002                                          7,850,000
               Thereafter                                   35,650,000
                                                         -------------
                                                         $  66,900,000
                                                         =============

         Under the Credit Agreement, the Company has committed to pay annual fees of $75,000 and facility fees of $593,500 on January 1, 1998 and April 1, 1998, provided that the debt has not been refinanced.


                                   Continued

                             DYNAMIC CIRCUITS INC.
                   NOTES TO FINANCIAL STATEMENTS, Continued

                                     ----

 7.   Shareholders Equity:
      -------------------

         Preferred Stock Series A:

         In connection with the merger the Company issued shares of Series A preferred stock on August 19, 1996. Each share is entitled to a $12 per annum dividend, which is payable quarterly, in arrears and is cumulative in nature. Unpaid dividends accrue at 12% per annum until September 1, 1999 after which a penalty accrual rate applies. Unpaid dividends rank in preference over those of common shares. The shares of preferred stock have a liquidation preference of $100 per share plus accrued but unpaid dividends.

         The Company may redeem shares of preferred stock at any time after appropriate notice and must redeem all shares of preferred stock by December 31, 2003. In both cases the redemption value is the liquidation preference plus any accrued and unpaid dividends.

         The holders of Series A preferred stock do not have voting rights except in the event of Series A preferred stock not being redeemed by December 31, 2003. In addition, the consent of the holders of at least 51% of Series A preferred stock is required for certain changes to the Company's capital structure or raising of additional debt finance.

         Preferred Stock Series B:

         In connection with acquisition of Cuplex, the Company issued shares of Series B preferred stock. Each share is entitled to a $0.90 per annum dividend, which is payable quarterly, in arrears if and when declared by the Board of Directors. Unpaid dividends rank in preference over those of common shares. The shares of preferred stock have a liquidation preference of $10 per share plus accrued and unpaid dividends.

         The Company may redeem shares of preferred stock at any time after appropriate notice and must redeem all shares of preferred stock by October 9, 2000. In both cases the redemption value is the liquidation preference plus accrued and unpaid dividends.

         The holders of Series B preferred stock do not have any voting rights.

                                   Continued

                             DYNAMIC CIRCUITS INC.
                   NOTES TO FINANCIAL STATEMENTS, Continued

                                     ----

 7.   Shareholders Equity, continued
      -------------------

         Warrants:

         The Company granted warrants to holders of Series A preferred stock to purchase common stock as part of the merger on August 19, 1996. Each warrant entitles the holder to receive from the Company a fully paid common share after payment of the warrant exercise price of $0.01. The warrant holder may at any time after the fifth anniversary of the warrant put them to the Company at fair market value. The put terminates if an Initial Public Offering (IPO) occurs prior to the put date. The Company accretes the carrying value of the put warrants over five years such that the carrying value on the fifth anniversary will be equal to the fair market value of the put on that date. Changes in estimates of the fair market value are accounted for prospectively on the remaining term of the put. Stock warrant activity is as follows:

                                                       Number
                                                        of          Exercise    Aggregate
                                                       Shares        Price        Price
                                                      ---------    ---------   -----------
              Balance, January 1, 1996

              Warrants issued                            15,392      $0.01      $      154
                                                      ---------    ---------   -----------
              Balance, December 31, 1996                 15,392      $0.01      $      154
                                                      ---------    ---------   -----------
              Balance, December 31, 1997                 15,392      $0.01      $      154
                                                      =========    =========   ===========

         The Company has reserved 15,392 shares of common stock for the exercise of warrants.

         Stock Option Plans:

             1996 Stock Option Plan:

             In June 1996, the Company adopted the 1996 Stock Option Plan. Under the plan, options to purchase common stock may be granted to directors, executive officers and other key employees of the Company. The Company has reserved 9,805 shares of common stock for issuance under the Plan, at December 31, 1997. Options generally expire ten years from the date of grant. Options vest over either a four or eight year period. Certain option grants are subject to accelerated vesting based upon the achievement of certain specified performance goals.

                                   Continued

                             DYNAMIC CIRCUITS INC.
                   NOTES TO FINANCIAL STATEMENTS, Continued

                                     ----

 7.   Shareholders Equity, continued:
      -------------------

         Stock Option Plans, continued:

             1996 Stock Option Plan, continued:

             Activity under the 1996 plan is as follows:

                                                         Number      Exercise     Aggregate
                                                        of Shares      Price        Price
                                                        ---------    --------    -----------
                  Balance, January 1, 1995                                       $        -
                  Options granted                         10,622      $5.00          53,110
                  Options exercised                       (6,180)     $5.00         (30,900)
                                                        ---------    --------    -----------
                  Balance, December 31, 1995               4,442      $5.00          22,210
                  Options granted                         13,402      $5.00          67,010
                  Options exercised                       (2,962)     $5.00         (14,810)
                  Options redeemed                        (4,557)     $5.00         (22,785)
                                                        ---------    --------    -----------
                  Balance, December 31, 1996              10,325      $5.00          51,625
                  Options exercised                       (1,480)     $5.00          (7,400)
                                                        ---------    --------    -----------
                  Balance, December 31, 1997               8,845      $5.00      $   44,225
                                                        =========    ========    ===========

             At December 31, 1997, 3,872 options were exercisable.

             1997 Stock Option Plan:

             In August 1997, the Company adopted the 1997 Stock Option Plan. Under the plan, options to purchase common stock may be granted to any executive or other key employee of the Company or of any Subsidiary. The Company has reserved 2,202 shares of common stock for issuance under the Plan. The exercise price shall not be less than 85% of the fair market value, except that the exercise price shall be 110% of the fair market value of such share in the case of any participant who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or its subsidiaries. Options vest over five years and expire ten years from the date of grant.

                                   Continued

                             DYNAMIC CIRCUITS INC.
                   NOTES TO FINANCIAL STATEMENTS, Continued

                                     ----


 7.   Shareholders Equity, continued:
      -------------------

         Stock Option Plans, continued:

             1997 Stock Option Plan, continued:

             Activity under the 1997 stock option plan was as follows:

                                                                                        Outstanding Options
                                                                           ----------------------------------------------
                                                                                                                 Weighted
                                                                                                                 Average
                                                 Available        Number                           Aggregate      Price
                                                 for Grant       of Shares      Exercise Price       Price      per Share
                                                 ----------      ---------      --------------     ---------    ---------
                 Authorized                          2,202
                 Options granted                    (1,152)         1,152          $425-$500       $ 561,600       $487
                                                 ----------      ---------      --------------     ---------    ---------
                 Balances, December 31, 1997         1,050          1,152          $425-$500       $ 561,600       $487


             At December 31, 1997, 230 options were exercisable.

             Holders of 960 options under the 1997 option plan are entitled to participate in the Company's Cash Bonus Plan. Under the Bonus Plan employees are allocated bonus units which vest on an annual basis over five years. The bonus is only payable in the event of exercise of options to purchase shares of the Company's Common Stock. The Company is accruing for the cost of the Bonus Plan over the vesting period.

             In October 1997, the Company granted 4,102 options at an exercise price of $575 under a new stock option plan. At December 31, 1997, 1,230 such options were exercisable.

             The Company recognized compensation expense of $239,286, $1,358,541, and zero in 1997, 1996 and 1995, respectively, representing the difference between exercise price and the fair market value of options and restricted stock at the date of grant.

             The Company has continued to account for its stock based compensation in accordance with APB 25 and has adopted the disclosure-only provisions of Statement of Financial Accounting Standards No. 123 (SFAS No. 123), "Accounting for Stock-Based Compensation". Accordingly, no compensation expense has been recognized under the plans, except for the amounts disclosed in the above paragraph.

                                   Continued

                             DYNAMIC CIRCUITS INC.
                   NOTES TO FINANCIAL STATEMENTS, Continued

                                     ----


 7.   Shareholders Equity, continued:
      -------------------

         Stock Option Plans, continued:

             Had compensation cost been determined based on the fair value at the date of grant date for awards in 1997, 1996 and 1995 consistent with the provisions of SFAS No. 123, the Company's net income for the years ended December 31, 1997, 1996 and 1995 would have been reduced to the pro forma amounts indicated below (in thousands):

                                                  1997          1996          1995
                                              -----------   -----------   -----------
              Net income-as reported          $    5,072    $    5,040    $    8,077

              Net income-pro forma            $    5,038    $    5,037    $    8,076

             Such pro forma disclosures may not be representative of future compensation cost because options vest over several years and additional grants are made each year.

             In accordance with the provisions of SFAS 123, the fair value of each option is estimated using the following assumptions used for option grants during the years ended December 31, 1995, 1996 and 1997; dividend yield of 0%, volatility of 0%, risk-free interest rates of between 5.42% and 6.00% at the date of grant and an expected term of three to five years.

             The weighted-average grant date fair value of options were $71.12, $0.75 and $0.30 per option for the years ended December 31, 1997, 1996 and 1995, respectively.

             The following table summarizes information about stock options outstanding at December 31,1997.

                                      Options Outstanding                Options Exercisable
                            ----------------------------------------   ------------------------
                                          Weighted-      Weighted-                   Weighted
                                           Average        Average                    Average
                Exercise     Number      Contractual      Exercise      Number       Exercise
                  Price     of Shares       Life           Price       of Shares      Price
               -----------  ----------    -----------    -----------   ----------   -----------
                   $5          8,845      8.50 years           $5        3,872             $5
                $425-$575      5,254      9.68 years         $556        1,460           $561
                            ----------                                 ----------
                              14,099      8.94 years         $210        5,332           $157
                            ==========                                 ==========

                                   Continued

                             DYNAMIC CIRCUITS INC.
                   NOTES TO FINANCIAL STATEMENTS, Continued

                                     -----

 8.   Commitments and Contingencies:
      -----------------------------

      The Company leases various facilities under non-cancelable operating leases expiring through 2006.

      Total future minimum lease payments under operating leases are as follows:

    Year Ending December 31,
    ------------------------
    1998                                    $ 1,275,404
    1999                                      1,103,030
    2000                                      1,090,084
    2001                                      1,084,667
    2002 and thereafter                       1,604,810
                                            ------------

                                            $ 6,157,995
                                            ============

      Rent expense amounted to $648,136, $338,280, and $338,280 for the years ended December 31, 1997, 1996 and 1995, respectively.

      The Company is engaged in certain legal and administrative proceedings incidental to its normal business activities. While it is not possible to determine the ultimate outcome of these matters, if any, management believes that the ultimate outcome of these matters will not have a material adverse effect on the Company's financial condition, results of operations, or cash flows.

      The Company's operations are regulated under a number of federal, state and local environmental laws and regulations, which govern, among other things, the discharge of hazardous materials into the air and water as well as the handling, storage, and disposal of such materials. Compliance with these environmental laws is a major consideration for the Company, and there can be no assurances that environmental laws and regulations will not become more stringent in the future or that the Company will not incur significant costs in the future to comply with such laws and regulations.

                                   Continued

                             DYNAMIC CIRCUITS INC.
                   NOTES TO FINANCIAL STATEMENTS, Continued

                                     -----

 9.   Income Taxes:
      ------------
      The provisions for income taxes included the following:

                                    Year ended December 31,
                     ----------------------------------------------------
                         1997                 1996                1995
                     ------------         ------------        -----------
    Federal
       Current       $ 3,680,401          $ 1,309,994         $        -
       Deferred         (101,103)            (304,406)                 -
                     ------------         ------------        -----------
                       3,579,298            1,005,588                  -
                     ------------         ------------        -----------
    State
       Current           631,092              465,868            123,004
       Deferred          (58,075)             (54,879)                 -
                     ------------         ------------        -----------
                         573,017              410,989            123,004
                     ------------         ------------        -----------
                     $ 4,112,315          $ 1,416,577         $  123,004
                     ============         ============        ===========

      The provision for taxes differed from that expected by applying the basic rate of federal tax due primarily to the change of tax status of the Company as a result of the recapitalization (see Note 1) and that certain transaction related charges are not deductible for tax purposes.

      The significant components of deferred tax assets consist of the following:

                                                   1997              1996
                                               ------------       ----------
    Deferred tax assets and liabilities:
       Allowance for doubtful accounts         $   269,232        $ 113,488
       Receivable from Cumex                       381,150
       Accruals                                    474,386          142,023
       State tax                                    41,893          103,774
       Deferred compensation                       271,705
       Depreciation and amortization              (331,817)
       Inventory reserves                          501,117
       Capital loss                                250,000
       Valuation allowance                        (250,000)
                                               ------------       ----------
                  Total                        $ 1,607,666        $ 359,285
                                               ============       ==========


                                   Continued

                             DYNAMIC CIRCUITS INC.
                   NOTES TO FINANCIAL STATEMENTS, Continued

                                     -----


 9.   Income Taxes, continued:
      -------------
      The non-current portion of deferred tax assets, which totaled $646,037 at December 31, 1997 and zero at December 31, 1996, is included in other assets.

      The Company has provided a valuation allowance for its deferred tax assets relating to capital loss to the extent it does not expect such amounts to be realized through taxable income from future operations, or by carrybacks to prior years taxable income.


10.   Related Parties:
      ---------------

         Management Fees:

         The Company has an agreement dated August 19, 1996 for financial advisory services with Celerity Partners, L.L.C. (Celerity) and Bain Capital, Inc. (Bain) who hold a partnership interest in Celerity Circuits L.L.C., the majority shareholder of the Company. The agreement provides for annual management fees of $150,000 to be paid to Celerity and/or Bain for so long as Celerity and/or Bain own, either directly or through an affiliated entity, an equity interest in the Company. The management fees are payable in quarterly installments. The agreement also provides for the reimbursement of certain allowed expenses. In connection with the Recapitalization in 1996 and with entering into the Credit Agreement in 1997, the Company paid specific advisory fees to Celerity and Bain. Management fees and expense reimbursements under the agreements amounted to approximately $359,272 and $78,033, in December 31, 1997 and 1996, respectively. Specific advisory fees amounted to approximately $706,092 and $1,182,033, for the years ended December 31, 1997 and 1996, respectively. The Company is required to pay a management fee of $56,250 per quarter to Celerity and Bain, respectively, effective January 1, 1998.

         Receivable from Related Party:

         In connection with the Acquisition, Cuplex's 50% interest in Cumex SA de CV, a Mexican corporation (Cumex) was sold to certain former shareholders of Cuplex. On October 9, 1997, Cuplex and Cumex signed an Operating Agreement by which Cuplex agrees to provide management and technical services to Cumex. Cumex agrees to provide manufacturing services to Cuplex for a period of two years and a repayment schedule was agreed for the amount due by Cumex to Cuplex. The balance outstanding at October 9, 1997 was $3.2 million. On October 9, 1997, DCI and the shareholders of Cumex entered into an Option Agreement by which it was agreed that DCI could purchase 100% of Cumex until termination of the Operating Agreement.

                                   Continued

                             DYNAMIC CIRCUITS INC.

10.   Related Parties:
      ---------------

      Receivable from Related Party, continued

      On the acquisition of Cuplex the receivable from Cumex was valued at its net present value determined by applying appropriate discount rates. This resulted in an adjustment in the fair value of the receivable of $1.1 million. At December 31, 1997, the gross and net amounts receivable from Cumex are $3.6 million and $2.5 million, respectively. The net amount is included in the Balance Sheet caption other assets.

11.   Non-Recurring Charges:
      ---------------------

      The non-recurring charges incurred in 1996 as a result of the recapitalization consist of the following:

                Compensation expense                      $    2,340,593
                Professional and legal fees                    2,100,759
                                                          ---------------
                                                          $    4,441,352
                                                          ===============


12.   Employee benefit plans:
      ----------------------

      The Company and its subsidiary have established defined contribution retirement plans that are intended to qualify under Section 401 of the Internal Revenue Code ("the Plan"). The Plans cover substantially all officers and employees of the Company and its subsidiary. Contributions to the Plans are determined at the discretion of the Board of Directors. No contributions were made to the Plans for the years ended December 31, 1997, 1996 or 1995.

                             DYNAMIC CIRCUITS INC.
                     CONDENSED CONSOLIDATED BALANCE SHEETS

                                     ----

                                                            June 30,         December 31,
                                  ASSETS                      1998              1997
                                                          --------------    --------------
 Current assets:
    Cash and cash equivalents                             $     660,795     $     566,750
    Restricted cash                                              50,000            50,000
    Trade accounts receivable, net                           21,248,038        21,488,036
    Inventory                                                10,471,157         9,163,985
    Prepaid expenses and other current assets                   947,845         1,354,762
    Deferred taxes                                              961,629           961,629
                                                          --------------    --------------
            Total current assets                             34,339,464        33,585,162

 Property and equipment, net                                 21,123,429        20,113,740
 Other assets                                                 5,199,180         5,402,292
 Goodwill, net                                                9,229,001         8,595,050
                                                          --------------    --------------
               Total assets                               $  69,891,074     $  67,696,244
                                                          ==============    ==============

    LIABILITIES PUT WARRANTS MANDATORILY REDEEMABLE
      PREFERRED STOCK AND SHAREHOLDERS' DEFICIT
 Current liabilities:
    Book overdraft                                                          $   3,224,677
    Accounts payable                                      $   8,914,115         8,595,700
    Accrued liabilities                                       6,344,244         5,825,385
    Long-term debt, current portion                           3,874,000         2,850,000
                                                          --------------    --------------
         Total current liabilities                           19,132,359        20,495,762

 Long-term debt, net of current portion                      62,087,000        64,050,000
                                                          --------------    --------------
            Total liabilities                                81,219,359        84,545,762
                                                          --------------    --------------

 Minority interest                                               35,056
 Put warrants                                                 4,337,771         2,626,406

 Mandatorily redeemable preferred stock
    Series A:                                                10,661,466        10,506,006
    Series B:                                                 1,101,823         1,072,379
                                                          --------------    --------------
                                                             16,136,116        14,204,791
                                                          --------------    --------------

 Common stock                                                     5,535             5,385
 Additional paid-in capital                                   7,827,023         6,537,181
 Note receivable from shareholder                              (202,124)         (202,124)
 Deferred compensation                                         (542,396)         (656,888)
 Distribution in excess of net book value                   (36,877,611)      (36,877,611)
 Retained earnings                                            2,325,172           139,748
                                                          --------------    --------------
            Total shareholders' deficit                     (27,464,401)      (31,054,309)
                                                          --------------    --------------

               Total liabilities, put warrants,
                  mandatorily redeemable preferred
                  stock and shareholders' deficit         $  69,891,074     $  67,696,244
                                                          ==============    ==============

 The accompanying notes are an integral part of these condensed consolidated financial statements.

                             DYNAMIC CIRCUITS INC.
                  CONDENSED CONSOLIDATED STATEMENTS OF INCOME

                                     ----

                                                                  Three Months Ended June 30,
                                                             --------------------------------------
                                                                   1998                 1997
                                                             -----------------    -----------------
 Sales                                                       $     37,396,240     $     17,067,522
 Cost of sales                                                     26,751,291            9,432,762
                                                             -----------------    -----------------
            Gross profit                                           10,644,949            7,634,760
                                                             -----------------    -----------------

 Operating expenses:
    Sales and marketing                                             2,348,973            1,136,715
    General and administrative                                      3,258,735            2,644,941
                                                             -----------------    -----------------
                                                                    5,607,708            3,781,656
                                                             -----------------    -----------------
            Operating income                                        5,037,241            3,853,104

 Other income                                                         112,439               14,069
 Interest expense, net                                              1,563,857              825,025
                                                             -----------------    -----------------
            Income before taxes                                     3,585,823            3,042,148

 Income tax expense                                                 1,782,813            1,280,582
                                                             -----------------    -----------------

               Net income before accretion                          1,803,010            1,761,566

 Accretion of mandatorily redeemable preferred stock
  and put warrants                                                  1,707,423              585,568
                                                             -----------------    -----------------

               Net income available to common
                 shareholders                                $         95,587     $      1,175,998
                                                             =================    =================

  The accompanying notes are an integral part of these condensed consolidated financial statements.

                             DYNAMIC CIRCUITS INC.
                   CONDENSED CONSOLIDATED STATEMENTS OF INCOME

                                     ----

                                                                   Six Months Ended June 30,
                                                             --------------------------------------
                                                                   1998                 1997
                                                             -----------------    -----------------
 Sales                                                       $     77,220,707     $     33,027,588
 Cost of sales                                                     54,232,387           18,800,664
                                                             -----------------    -----------------
            Gross profit                                           22,988,320           14,226,924
                                                             -----------------    -----------------

 Operating expenses:
    Sales and marketing                                             4,704,663            2,346,215
    General and administrative                                      6,270,853            5,108,248
                                                             -----------------    -----------------
                                                                   10,975,516            7,454,463
                                                             -----------------    -----------------
            Operating income                                       12,012,804            6,772,461

 Other income                                                         176,045               55,608
 Interest expense, net                                              3,138,375            1,585,356
                                                             -----------------    -----------------
            Income before taxes                                     9,050,474            5,242,713

 Income tax expense                                                 4,280,782            2,206,903
                                                             -----------------    -----------------

               Net income before accretion                          4,769,692            3,035,810

 Accretion of mandatorily redeemable preferred stock
   and put warrants                                                 2,584,269            1,042,723
                                                             -----------------    -----------------

               Net income available to common
                 shareholders                                $      2,185,423     $      1,993,087
                                                             =================    =================

 The accompanying notes are an integral part of these condensed consolidated financial statements.

                             DYNAMIC CIRCUITS INC.
                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

                                     ----

                                                                   Six Months Ended June 30,
                                                                  ----------------------------
                                                                     1998             1997
                                                                  -----------     ------------
 Cash flows from operating activities:
    Net income before accretion                                   $4,769,692      $ 3,035,810
    Adjustments to reconcile net income to net cash
     provided in operating activities:
       Depreciation                                                2,527,972        1,222,474
       Amortization                                                  614,479          117,639
       Allowance for doubtful accounts                               142,072          363,096
       Deferred compensation expense                                 114,492          124,794
       Gain on sale of fixed assets                                        -          (47,123)
       Change in assets and liabilities:
         Accounts receivable                                         234,191       (2,682,898)
         Inventories                                              (1,307,172)        (100,000)
         Prepaid expenses and other current assets                   865,903         (611,679)
         Book overdrafts                                          (3,224,677)          84,051
         Accounts payable                                            293,415            3,647
         Accrued liabilities                                         506,447          175,293
                                                                  -----------     ------------

            Net cash provided by operating activities              5,536,814        1,685,104
                                                                  -----------     ------------

 Cash flows from investing activities:
    Acquisition of property and equipment                         (3,465,141)      (3,782,823)
    Disposal of property and equipment                                                193,544
    Change in other assets                                           675,364         (116,465)
    Acquisition of subsidiary, net of cash acquired                 (660,000)               -
                                                                  -----------     ------------

            Net cash used in investing activities                 (3,449,777)      (3,705,744)
                                                                  -----------     ------------

 Cash flows from financing activities:
    Increase in restricted cash                                            -          (50,000)
    Proceeds from issuance of common stock                           857,508        3,700,000
    Proceeds from long-term debt                                     200,000       (1,750,000)
    Repayment of notes payable, long-term debt
     and capital leases                                           (1,175,000)
    Payment of financing costs                                    (1,187,500)
    Dividends on mandatorily redeemable preferred stock             (688,000)
                                                                  -----------     ------------
            Net cash provided by financing activities             (1,992,992)       1,900,000
                                                                  -----------     ------------

 Increase (decrease) in cash and cash equivalents                     94,045         (120,640)

 Cash and cash equivalents at beginning of period                    566,750          125,311
                                                                  -----------     ------------

 Cash and cash equivalents at end of period                       $  660,795      $     4,671
                                                                  ===========     ============

 Supplemental disclosure of noncash transactions:
 Accretion of mandatorily redeemable preferred stock              $  872,904      $   882,289
 Accretion of put warrants                                        $1,711,365      $   160,434

  The accompanying notes are an integral part of these condensed consolidated financial statements.

                             DYNAMIC CIRCUITS INC.
                         NOTES TO FINANCIAL STATEMENTS

                                     ----


1.   Basis of Presentation:
     ---------------------

     The accompanying unaudited condensed consolidated financial statements for the three and six month periods ended June 30, 1998 include the accounts of Dynamic Circuits Inc. (DCI), its wholly owned subsidiary Cuplex (acquired on October 9, 1997) and its 80% owned subsidiary, DCI/Design Plus L.L.C. (acquired on June 24, 1998) and have been prepared in accordance with generally accepted accounting principles. All intercompany balances and transactions have been eliminated. The financial information for the three and six month periods ended June 30, 1997 represent the financial information of DCI. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation of the Company's financial position, results of operations and cash flows at the dates and for the periods indicated have been included.

     The result of operations for the interim period presented is not necessarily indicative of the results for the year ending December 31, 1998. Because all of the disclosures required by generally accepted accounting principles are not included in the accompanying consolidated financial statements and related notes, they should be read in conjunction with the audited consolidated financial statements and related notes included in the Company's financial statements for the fiscal year-ended December 31, 1997.


2.   Common Stock:
     ------------

     In January 1998, the stockholders approved an increase in the Company's authorized shares of common stock to 9 million concurrently with a one hundred-for-one stock split. All share, common stock and capital in excess of par value have been restated to reflect the effect of this split.

                                   Continued

                             DYNAMIC CIRCUITS INC.
                         NOTES TO FINANCIAL STATEMENTS

                                     ----


3.   Inventory:
     ---------

     Inventory are stated at the lower of standard cost (which approximates cost on a first-in, first-out basis) or market. Inventory details are as follows:

                                          June 30,           December 31,
                                            1998                 1997
                                      -----------------    -----------------
         Raw materials                $      6,442,864     $      6,077,870
         Work in progress                    3,700,442            2,291,565
         Finished goods                        327,851              794,550
                                      -----------------    -----------------
                  Total inventory     $     10,471,157     $      9,163,985
                                      =================    =================


4.   Acquisition of Cuplex:
     ---------------------

     As discussed in Note 2 to the 1997 consolidated financial statements on October 9, 1997, the Company completed the acquisition of Cuplex, Inc. The results of Cuplex have been included in the Company's results of operations subsequent to the acquisition. If the acquisition had occurred January 1, 1997 and April 1, 1997, the pro forma sales and net income of the Company for the three month and six month periods ended ended June 30, 1997 would have been approximately $37,000,000, $2,700,000, $70,500,000 and $4,600,000, respectively.


5.   Acquisition of DCI/Design Plus:
     ------------------------------

     On June 24, 1998, the Company acquired 80% of a newly formed company DCI/Design Plus L.L.C. ("DCI/Design Plus"). Coincident with the acquisition, Design Plus, a sole proprietorship which was engaged in printed circuit board design, contributed all of its assets to DCI/Design Plus for consideration of $660,000 and a 20% interest in DCI/Design Plus. Goodwill of $533,182 arose on the transaction. The results of DCI/Design Plus are not material to the results of DCI.


6.   Comprehensive Income:
     --------------------

     As of January 1, 1998, the Company adopted Statement of Financial Accounting Standards No. 130 "Reporting Comprehensive Income" ("SFAS 130"). SFAS 130 establishes new rules for the reporting and display of comprehensive income and its components; however, the adoption of SFAS 130 had no impact on the Company, as there are no components of comprehensive income.

                                   Continued

                              DYNAMIC CIRCUITS INC.
                          NOTES TO FINANCIAL STATEMENTS

                                     ----

7.   Recent Accounting Pronouncements:
     --------------------------------

     In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standard No. 131 "Disclosure About Segments of an Enterprise and Related Information" ("SFAS 131"). Although the Company adopted SFAS 131 beginning January 1, 1998, DCI has elected not to report segment information in interim financial statements in the first year of application consistent with the provisions of the statement.


8.   Subsequent:
     ----------

     On July 23, 1998 Details Holdings Corporation (Holdings) and the Company executed a stock contribution and merger agreement. In connection with this agreement, Holdings acquired all of the outstanding capital stock of the Company for aggregate merger consideration of approximately $247 million.

     (b) The required pro forma financial information with respect to the acquired business referred to in Item 2 of this Report are included herewith.

                      Unaudited Pro Forma Financial Data

     The following Unaudited Summary Pro Forma Consolidated Balance Sheet of Details Capital as of June 30, 1998 gives effect to the DCI Transaction as if it had occurred on such date.

     The following Unaudited Pro Forma Consolidated Statements of Operations of Details Capital for the year ended December 31, 1997 and the six months ended June 30, 1998 give effect to the Recapitalization, the NTI Acquisition, the Cuplex Acquisition, and the DCI Transaction as if they had occurred on January 1, 1997. The Unaudited Pro Forma Consolidated Statement of Operations do not purport to represent what Details Capital's results of operations would have been if the Recapitalization, the NTI Acquisition, the Cuplex Acquisition, and the DCI Transaction, had occurred as of the dates indicated or what such results will be for future periods. The unaudited pro forma financial data are based on the historical consolidated financial statements of the Company and the assumptions and adjustments described in the accompanying notes.

     The unaudited summary pro forma balance sheet of Details Capital also includes the following non-recurring charges related to the DCI Transaction: (i) approximately $6.8 million for compensation to DCI stock option holders; (ii) approximately $3.2 million in compensation to DCI non-contract employees; (iii) approximately $6.8 million from the write off of deferred financing fees; and
(iv) approximately $0.7 million incurred in the termination of the DCI management fee. Such charges aggregated $17.5 million and resulted in a net charge to earnings of $10.5 million (net of tax benefit of $7.0 million, assuming an estimated 41% tax rate).

                                 DETAILS CAPITAL
             UNAUDITED SUMMARY PRO FORMA CONSOLIDATED BALANCE SHEET

                                                                                                                     Details
                                                         Details                                    DCI              Capital
                                                         Capital                DCI             Transactions         Combined
                                                      June 30, 1998         June 30, 1998        Adjustments         Pro Forma
                                                    ------------------     ---------------     --------------     --------------
Assets
Current assets:
      Cash and cash equivalents                      $          2,437       $         711       $     (2,589) (g)    $      559
      Trade receivables, net                                   17,063              21,248                  -             38,311
      Inventories                                               7,226              10,471              1,000  (d)        18,697
      Prepaid expenses and other                                1,074                 948                  -              2,022
      Income tax refunds                                        1,582                   -                  -              1,582
      Deferred tax asset                                        8,019                 962              4,363  (a)        15,884
                                                                                                       2,540  (h)
                                                    ------------------     ---------------     --------------     --------------
            Total current assets                               37,401              34,340              5,314             77,055

Property and equipment, net                                    30,848              21,123             10,000  (d)        61,971
Debt issue costs                                               13,003               2,248              7,382  (g)        16,437
                                                                                                      (6,196) (h)
Goodwill                                                       24,863               9,229             (9,229) (d)       156,036
                                                                                                     131,173  (d)
Intangible and other assets                                       679               2,951            109,000  (d)       117,171
                                                                                                       4,541  (i)
Deferred tax asset                                                  -                   -                  -                  -
                                                    ------------------     ---------------     --------------     --------------
                                                     $        106,794       $      69,891       $    251,985         $  428,670
                                                    ==================     ===============     ==============     ==============

Liabilities and Stockholders' Deficit
Curent liabilities:
      Current maturities of long-term debt and
          capital lease obligations                  $          4,902       $       3,874       $     12,316  (c)    $    1,569
                                                                                                      89,439  (d)
                                                                                                       2,289  (d)
                                                                                                         665  (a)
                                                                                                     (32,630) (f)
                                                                                                     (79,286) (g)
      Deferred payments                                             -                   -              1,680  (i)         2,415
                                                                                                         735  (a)
      Accounts payable                                          5,710               8,914                  -             14,624
      Escrow payable to redeemed stockholders                   4,500                   -                  -              4,500
      Accrued expenses                                          7,954               6,345                365  (d)        14,664
                                                    ------------------     ---------------     --------------     --------------
             Total current liabilities                         23,066              19,133             (4,427)            37,772

Long-term debt                                                266,780              62,075              6,827  (a)       419,761
                                                                                                    (170,921) (g)
                                                                                                     255,000  (g)
Deferred tax liability                                            445                   -             49,200  (d)        49,645
Long-term portion of deferred payments                              -                   -              2,861  (i)         5,324
                                                                                                       2,463  (a)
Capital lease obligations                                       7,143                  12                  -              7,155
                                                    ------------------     ---------------     --------------     --------------
            Total liabilities                                 297,434              81,220            141,003            519,657
                                                    ------------------     ---------------     --------------     --------------

Mandatorily redeemable preferred stock                              -              11,798            (11,798) (c)             -
                                                    ------------------     ---------------     --------------     --------------
Minority interest in preferred stock of subsidiary                  -                   -              1,102  (c)         1,102
                                                    ------------------     ---------------     --------------     --------------
Put warrants                                                        -               4,338             (4,338) (b)             -
                                                    ------------------     ---------------     --------------     --------------

Stockholders' Deficit:
      Common stock and additional paid-in-capital              88,630               7,833                 15  (b)       190,837
                                                                                                         (16) (e)
                                                                                                      (7,832) (e)
                                                                                                      69,577  (d)
                                                                                                      32,630  (f)
      Note receivable from shareholder                              -                (202)               202  (d)             -
      Deferred compensation                                         -                (543)               543  (e)
      Distribution in excess of net book value                      -             (36,878)            36,878  (e)             -
      (Accumulated deficit)/retained earnings                (279,270)              2,325             (4,048) (a)      (282,926)
                                                                                                      (1,887) (a)
                                                                                                       4,323  (b)
                                                                                                      (1,304) (c)
                                                                                                        (392) (a)
                                                                                                         983  (e)
                                                                                                      (3,656) (i)
                                                    ------------------     ---------------     --------------     --------------
           Total stockholders' deficit                       (190,640)            (27,465)           126,016            (92,089)
                                                    ------------------     ---------------     --------------     --------------
                                                     $        106,794       $      69,891       $    251,985         $  428,670
                                                    ==================     ===============     ==============     ==============

      See Notes to Unaudited Summary Pro Forma Consolidated Balance Sheet.

                                DETAILS CAPITAL
        NOTES TO UNAUDITED SUMMARY PRO FORMA CONSOLIDATED BALANCE SHEET
                                 June 30, 1998
                             (dollars in thousands)


(a) Represents the balance sheet impact to DCI of the non-recurring charges of $4,048 and $1,887 to compensate the holders of options to purchase DCI common stock immediately prior to the DCI Transaction through the payment of $6,827 in cash funded through additional indebtedness under the DCI revolving credit facility and the issuance of $3,198 of short term notes payable. In addition, reflects the non-recurring charge of $392 for the $665 payment in connection with the termination of the DCI management fee agreement. These charges to equity are net of a tax benefit of $4,363 assuming an estimated 41% effective tax rate.

(b) Reflects the exercise of the outstanding warrants to purchase 1,539,200 shares of DCI common stock at $0.01 per share immediately prior to the DCI Transaction. Prior to the exercise, DCI had been accreting these warrants to the market value of the put through the date on which the holders could put back the underlying stock to DCI through a direct reduction of retained earnings. In connection with the exercise of the warrants, the carrying value of the put warrants has been reflected as an increase to DCI's retained earnings.

(c) Reflects: (i) the merger consideration paid for and retirement of a portion of the DCI mandatorily redeemable preferred stock at its liquidation preference of $12,316 in exchange for a shareholder note payable; and (ii) the reclassification of the remaining portion of the DCI mandatorily redeemable preferred stock to reflect its status as a minority interest in DCI post-acquisition. The merger consideration to the preferred stock holders has been reflected as part of the purchase price of the DCI Transaction (see Note (d)). The difference between the carrying value of the preferred stock, which was redeemed and retired, of $10,696 and the merger consideration has been reflected as a decrease in DCI's retained earnings immediately prior to the DCI Transaction. The merger consideration will be paid with a portion of the proceeds of the New Senior Credit Facility (see Note (f)). The remaining preferred stock of DCI of $1,102 will remain outstanding as a minority interest in DCI subsequent to the DCI Transaction.

(d) Under purchase accounting, the total purchase price will be allocated to the acquired assets and liabilities of DCI based on their relative fair values as of the closing date of the DCI Transaction, which will be determined within one year after such date. Accordingly, the final allocations could be different from the amounts reflected herein, and such differences may be significant. The purchase price of $246,964 represents:
     (i) the merger consideration payable to the common stock shareholders for a portion of their shares in DCI, (ii) the merger consideration payable to certain of the preferred stock shareholders of DCI for their preferred stock in DCI (see Note (c) above), (iii) amounts payable to holders of restricted stock, (iv) DCI Long term debt assumed in the transaction, (v) the estimated value of the shares and options to purchase shares of Details Holdings exchanged for the remaining shares of DCI and options to purchase DCI, and (vi) estimated fees and expenses. The amount and components of the estimated purchase price along with the allocation of the estimated purchase price to assets purchased and liabilities assumed as though the DCI Transaction had occurred on June 30, 1998 are as follows:

    Purchase Price:
       Merger consideration in exchange for common stock of DCI (1)..................  $ 89,439
       Merger consideration in exchange for preferred stock of DCI (1)...............    12,316
       Amounts payable to holders of restricted stock of DCI (2).....................       567
       Assumption of DCI long-term debt(1)...........................................    72,776
       Estimated value of Details equity issued......................................    69,577
       Estimated fees and expenses (3)...............................................     2,289
                                                                                       --------
                                                                                       $246,964
                                                                                       ========

    Allocation of Purchase Price:
       DCI total assets at June 30, 1998.............................................  $ 69,891
       Estimated write-up of inventories.............................................     1,000
       Estimated write-up of fixed assets............................................    10,000
       Estimated value of identifiable intangibles...................................   109,000
       Note receivable from stockholder(2)...........................................       202
       Deferred tax asset related to DCI option redemption (4).......................     4,363
       Elimination of Cuplex goodwill at June 30, 1998...............................    (9,229)
       Assumption of DCI liabilities (excluding DCI long-term debt) at June 30, 1998.    (8,444)
       DCI obligations with respect to DCI option holders (5)........................   (10,690)
       Estimated deferred tax liability (6)..........................................   (49,200)
       Minority interest in preferred stock of the subsidiary........................    (1,102)
       Estimated goodwill from the DCI Transaction...................................   131,173
                                                                                       --------
                                                                                       $246,964
                                                                                       ========

   (1) Amounts will be funded through a short-term note payable, which will be repaid with the proceeds of the issuance of the Discount Notes and the borrowings under the New Senior Credit Facility (see Note (f)).
   (2) Includes $202 of amounts due to DCI under a note receivable from stockholder which will be used to offset cash payment to the stockholder.
   (3) Amounts have been reflected as additional short-term borrowings of Details. These borrowings will be repaid as set forth in (1) above.
   (4) Represents the additional deferred tax asset from the compensation to DCI option holders immediately prior to the DCI Transaction which was not reflected on the DCI balance sheet as of June 30, 1998 (see Note (a)).
   (5) Represents additional liabilities incurred in connection with the compensation paid to DCI employee option holders immediately prior to the DCI Transaction which will be assumed by Details Capital and $665 paid in connection with the termination of the DCI management fee agreement (see Note (a)).
   (6) In accordance with generally accepted accounting principles, an estimated deferred tax liability will be recorded for the estimated write-up of tangible assets and amounts allocated to identifiable intangibles at an effective tax rate of approximately 41%.

(e) Reflects the elimination of the DCI's historical stockholders' equity balances in connection with purchase accounting.

(f) Represents the contribution of capital to Details, Inc. from Details Intermediate resulting from the proceeds of the issuance of the Discount Notes of $35,000, net of the related fees and expenses of that issuance of approximately $2,370. This contribution of capital was used as partial consideration for the refinancings discussed in Note (g) below.

(g) Reflects the incurrence of debt relating to the New Senior Credit Facilities and the New Discount Notes and the uses of cash for purposes of the effecting the refinancing of the DCI Facility and the Details Senior Credit Facilities and the repayment of other short-term notes payable as follows:

     Sources of Cash:
       Existing Cash...........................................  $  2,589
       Contribution of capital from Details
          Intermediate (see Note (f))..........................    32,630
       New Senior Credit Facilities............................   255,000
                                                                 --------
                                                                 $290,219
                                                                 ========

     Uses of Cash:
       Payment of Details Senior Credit Facilities (1)(3)......   107,641
       Payment of DCI Facility (2)(3)..........................    72,776
       Merger consideration in exchange for DCI
          preferred stock (3)..................................    12,316
       Merger consideration in exchange for DCI
          common stock (3).....................................    89,439
       DCI management fee agreement termination charges........       665
       Estimated fees and expense..............................     7,382
                                                                 --------
                                                                 $290,219
                                                                 ========

   (1) Includes $2,289 incurred in connection with the payment of fees and expenses associated with the DCI Transaction (see Note (d)).
   (2) Includes $6,827 incurred in connection with the payments to DCI option holders (see Note (a)).
   (3) Allocated between current and long-term as follows:

       Current:
          Details Senior Credit Facility.......................  $  5,622
          DCI Facility.........................................     3,874
          Merger consideration paid to preferred stockholders..    12,316
          Merger consideration paid to option holders and
                   common stockholders.........................    89,439
          Payment for termination of DCI management fee........       665
          Less: net Discount Note proceeds.....................   (32,630)
                                                                 --------
                                                                 $ 79,286
                                                                 ========
       Long-term:
          Details Senior Credit Facility.......................  $102,019
          DCI Facility.........................................    68,902
                                                                 --------
                                                                 $170,921
                                                                 ========

(h) Reflects the write-off of $3,948 and $2,248 in unamortized deferred financing fees related to the Details Senior Credit Facilities and the DCI Facility, respectively, in connection with the refinancing discussed in Note (f). The charge to equity for the write-off of deferred financing fees of $3,656 is net of a tax benefit of $2,540 assuming an estimated 41% effective tax rate.

(i) Reflects the asset and future liabilities related to the Company's non-compete agreements entered into with certain senior executives of DCI. Under the terms of the agreements, future payments are tied to compliance with the provisions of the non-compete arrangements stipulated in each individual's contract.

                                 Details Capital
              Unaudited Pro Forma Consolidated Statement of Income
                          Year Ended December 31, 1997
                             (dollars in thousands)

------------------------------------------------------------------------------------------------------------------------------------

                                                                                    DETAILS CAPITAL
                                                  ----------------------------------------------------------------------------------
                                                                   Colorado Springs
                                                                     Circuits, Inc.
                                                      Details          d/b/a NTI
                                                      Capital        Statement of
                                                     Historical     Operations for                    Adjustments
                                                     Year Ended     the Period from     --------------------------------    Details
                                                    December 31,   January 1, 1997 to                           NTI         Capital
                                                        1997       December 21, 1997   Recapitalization     Acquisition     Combine
                                                  ---------------  ------------------ ------------------  --------------- ----------
Net sales ........................................ $      78,756    $         30,026    $        --       $       --      $ 108,782

Cost of goods sold ...............................        38,675              25,185             --               --         63,860
                                                  ---------------  ------------------ ------------------  --------------- ----------

      Gross profit ...............................        40,081               4,841             --               --         44,922

Operating expenses
  Compensation to majority shareholder and/or CEO          2,149                  --         (2,149)(a)           --             --
  General and administration .....................         2,057               1,269             --               --          3,326

  Sales and marketing ............................         7,278               1,556             --               --          8,834
  Amortization of intangibles ....................            --                  --             --            1,008 (e)      1,008
  Stock compensation and related bonuses .........        31,271               3,663        (31,271)(b)       (3,663)(f)         --
                                                  ---------------  ------------------ ------------------  --------------- ----------

     Operating income ............................        (2,674)             (1,647)        33,420            2,655         31,754

   Interest income ...............................            96                  --             --               --             96
   Interest expense, excluding bridge loans ......       (13,875)               (956)       (13,683)(c)       (1,200)(g)    (29,714)
   Interest expense on bridge loans ..............       (11,417)                 --         11,417 (c)           --             --
   Income from equity investment in subsidiary ...            --                  --             --               --             --
   Other income ..................................            --                  13             --               --             13
                                                  ---------------  ------------------ ------------------  --------------- ----------

     Income (loss) before income taxes and
          extraordinary loss .....................       (27,870)             (2,590)        31,154            1,455          2,149

Income tax benefit (expense) .....................        10,858               1,275        (12,773)(d)       (1,010)(d)     (1,650)
                                                  ---------------  ------------------ ------------------  --------------- ----------

Income (loss) before extraordinary loss .......... $     (17,012)   $         (1,315)   $    18,381       $      445      $     499
                                                  ===============  ================== ==================  ============== ===========


EBITDA (q) ....................................... $         (10)   $            507    $    33,420       $    3,663      $  37,580
Depreciation and amortization, excluding
    amortization of deferred financing fees ...... $       2,568    $          2,141    $        --       $    1,008      $   5,717


--------------------------------------------------------------------------------------------------------------------------------

                                                                                   DYNAMIC CIRCUITS, INC.
                                                  ------------------------------------------------------------------------------

                                                                               Cuplex
                                                         DCI                Statement of
                                                      Historical           Operations for
                                                      Year Ended          the Period from           Cuplex
                                                     December 31,        January 1, 1997 to       Acquisition             DCI
                                                        1997               October 9, 1997        Adjustments          Combined
                                                   ---------------      --------------------   -----------------     -----------
Net sales ........................................  $      86,098          $       59,400      $         --           $ 145,498

Cost of goods sold ...............................         54,201                  51,818                --             106,019
                                                   ---------------      --------------------   -----------------     -----------

      Gross profit ...............................         31,897                   7,582                --              39,479

Operating expenses
  Compensation to majority shareholder and/or CEO              --                      --                --                  --
  General and administration .....................         13,521                   1,747              (402)(h)          13,616
                                                                                                     (1,250)(i)
  Sales and marketing ............................          4,431                   2,526                --               6,957
  Amortization of intangibles ....................             79                      --               268 (j)             347
  Stock compensation and related bonuses .........            239                      --                --                 239
                                                   ---------------      --------------------   -----------------     -----------

     Operating income ............................         13,627                   3,309             1,384              18,320

   Interest income ...............................             93                     259                --                 352
   Interest expense, excluding bridge loans ......         (3,937)                   (891)           (1,694)(k)          (6,522)
   Interest expense on bridge loans ..............             --                      --                --                  --
   Income from equity investment in subsidiary ...             --                     180              (180)(l)              --
   Other income ..................................             34                      45                --                  79
                                                   ---------------      --------------------   -----------------     -----------

     Income (loss) before income taxes and
          extraordinary loss .....................          9,817                   2,902              (490)             12,229

Income tax benefit (expense) .....................         (4,112)                   (962)               91 (d)          (4,983)
                                                   ---------------      --------------------   -----------------     -----------

Income (loss) before extraordinary loss ..........  $       5,705          $        1,940      $       (399)          $   7,246
                                                   ===============      ====================   =================     ===========


EBITDA (q) .......................................  $      17,109          $        5,566      $      1,357           $  24,032
Depreciation and amortization, excluding
    amortization of deferred financing fees ......  $       3,116          $        1,593      $        333           $   5,042


----------------------------------------------------------------------------------------------



                                                                                     Details
                                                                                     Capital
                                                             DCI                     and DCI
                                                         Transaction                 Combined
                                                         Adjustments                Pro Forma
                                                       ---------------             -----------
Net sales .......................................       $      --                   $ 254,280

Cost of goods sold ..............................           2,000 (m)                 171,879
                                                       ---------------             -----------

      Gross profit ..............................          (2,000)                     82,401

Operating expenses
  Compensation to majority shareholder and/or CEO              --                          --
  General and administration ....................            (359)(n)                  16,455
                                                             (128)(p)
  Sales and marketing ...........................              --                      15,791
  Amortization of intangibles ...................          17,972 (m)                  19,327
  Stock compensation and related bonuses ........              --                         239
                                                       ---------------             -----------

     Operating income ...........................         (19,485)                     30,589

   Interest income ..............................              --                         448
   Interest expense, excluding bridge loans .....          (5,559)(o)                 (41,795)
   Interest expense on bridge loans .............              --                          --
   Income from equity investment in subsidiary ..              --                          --
   Other income .................................              --                          92
                                                       ---------------             -----------
     Income (loss) before income taxes and
          extraordinary loss ....................         (25,044)                    (10,666)

Income tax benefit (expense) ....................           8,618 (d)                   1,985
                                                       ---------------             -----------

Income (loss) before extraordinary loss .........       $ (16,426)                  $  (8,681)
                                                       ===============             ===========

EBITDA (q) ......................................       $     513                   $  62,125
Depreciation and amortization, excluding
    amortization of deferred financing fees .....       $  19,998                   $  30,757



       See Notes to Unaudited Pro Forma Consolidated Statement of Income.

                                Details Capital
             Unaudited Pro Forma Consolidated Statement of Income
                        Six Months Ended June 30, 1998
                            (dollars in thousands)

                                                     Details
                                                     Capital          DCI
                                                   Historical      Historical                                           Details
                                                   Six Months      Six Months        Details                            Capital
                                                      Ended          Ended           Capital           DCI              and DCI
                                                    June 30,        June 30,           DCI          Transaction         Combined
                                                      1998            1998           Combined       Adjustments         Pro Forma
                                                 ------------    -------------    -------------    -------------        ---------
  Net Sales                                         $  54,499        $  77,220        $ 131,719        $      --         $ 131,719

  Cost of Goods Sold                                   32,447           54,232           86,679            1,000 (m)        87,679
                                                 ------------    -------------    -------------    -------------        ----------

        Gross profit                                   22,052           22,988           45,040           (1,000)           44,040

  Operating Expenses:
     General and administration                         1,675            6,092            7,767             (233)(n)         7,353
                                                                                                            (181)(p)
     Sales and marketing                                4,081            4,704            8,785                              8,785
     Amortization of intangibles                          505              179              684            8,981 (m)         9,665
                                                 ------------    -------------    -------------    -------------        ----------

 Operating Income                                      15,791           12,013           27,804           (9,567)           18,237

 Interest income                                          155              165              320             --                 320
 Interest expense                                     (14,687)          (3,138)         (17,825)          (2,928)(o)       (20,753)
 Other income                                              13               11               24             --                  24
                                                 ------------    -------------    -------------    -------------        ----------

  Income before provision for income taxes
     and extraordinary loss                             1,272            9,051           10,323          (12,495)           (2,172)

Income tax benefit (expense)                             (733)          (4,281)          (5,014)           4,300 (d)          (714)
                                                 ------------    -------------    -------------    -------------        ----------
 Income (loss) before extraordinary loss                  539            4,770            5,309           (8,195)           (2,886)


EBITDA (q)                                          $  19,097        $  15,145        $  34,242        $     423         $  34,665
Depreciation and amortization, excluding
   amortization of deferred financing fees              3,138            2,956            6,094            9,990            16,084


       See Notes to Unaudited Pro Forma Consolidated Statement of Income.

                                DETAILS CAPITAL
         NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME
                       Year Ended December 31, 1997 and
                         Six Months Ended June 30, 1998
                             (dollars in thousands)

(a) Reflects cost savings as a result of the cancellation of the employment agreement with the Company's CEO as a direct result of the Recapitalization. The CEO's employment was terminated on October 28, 1997.

(b) Reflects the elimination of the charge recorded for stock options vested under the Holding's 1996 Stock Option Plan. In conjunction with the Recapitalization, all remaining options under the 1996 Stock Option Plan were exchanged for options to purchase Class A Common and Class L Common. All options to purchase Class A Common and Class L Common under the Holding's Stock Option Plans qualify for fixed plan accounting treatment. Under fixed plan accounting, changes in the fair value of the Holding's common stock relative to the exercise price of the underlying options will not result in additional charges (or credits) to the Details Capital's statement of income.

(c) The increase in pro forma interest expense as a result of the Recapitalization is as follows:

                                                                             Year Ended
                                                                            December 31,
                                                                                1997
                                                                           --------------
Elimination of Details historical interest expense
     and fees related to debt repaid in connection with the
     Recapitalization                                                       $    (9,233)
                                                                           --------------

Details Senior Credit Facilities (assuming LIBOR
     at 5.84%)
     Tranche A-$31.1 million @ LIBOR plus 2.50% (funded
         on October 28, 1997)                                                     2,154
     Tranche B-$50 million @ LIBOR plus 2.75% (funded
         on October 28, 1997)                                                     3,568
Senior Subordinated Notes-$100 million (funded on
     November 15, 1997)                                                           8,794
Details Capital Discount Notes-$60.1 million (funded on
      November 15, 1997)                                                          6,753
Other bank fees and unused commitment fees on the
      Revolving Credit Facility                                                     124
Amortization of deferred financing fees
     Tranche A and B                                                                617
     Senior Subordinated Notes                                                      566
     Discount Notes                                                                 340
                                                                           --------------
Total interest from recapitalization                                             22,916
                                                                           --------------

Net increase in pro forma interest from the Recapitalization,
     excluding interest on the bridge loans                                 $    13,683
                                                                           ==============

Elimination of interest expense incurred on bridge loans                    $   (11,417)
                                                                           ==============

     The bridge loans were obtained in connection with the Recapitalization and were repaid with a portion of the proceeds from the Senior Subordinated Notes issued by Details Inc. and Senior Discount Notes issued by Details

     Capital. The Details Inc. Senior Credit Facilities are being refinanced in connection with the DCI Transaction (see Note (o)).

(d) Represents the income tax adjustment required to result in a pro forma income tax provision based on: (i) the Company's historical tax provision using historical amounts and; (ii) the direct tax effects of the pro forma transactions described herein at an estimated 41% effective tax rate as adjusted to exclude the adjustments to goodwill resulting from the NTI Acquisition, the Cuplex Acquisition and the DCI Transaction which amounts are not deductible for income tax purposes.

(e) Represents the adjustment to reflect ongoing goodwill amortization resulting from the NTI Acquisition. Approximately $25,200 was recorded as a preliminary estimate of goodwill, and such amount is being amortized over a twenty five year period. Under purchase accounting, the final purchase price will be allocated to the acquired assets and assumed liabilities of NTI based on their relative fair values as of the closing date of the NTI Acquisition, which will be determined within one year after such date. Accordingly, the final allocations may result in an increase or decrease in the amounts allocated to goodwill, therefore the amortization and depreciation expense may be different from the amounts reflected herein and such differences may be significant.

(f) Reflects the elimination of bonuses paid to certain senior executives and other employees of NTI immediately prior to the NTI Acquisition. Bonuses were funded through capital contributions made by selling shareholders of NTI, as required by the NTI purchase and sale agreement.

(g) The increase to pro forma interest expense as a result of the Company's draw down on its acquisition line under the Senior Credit Facilities in connection with the NTI Acquisition on December 22, 1997 is as follows:

                                                                                Year Ended
                                                                                 December
                                                                                 31, 1997
                                                                               -------------
Elimination of NTI historical interest expense on NTI
     indebtedness repaid in connection with the NTI
     Acquisition                                                               $      (956)

Senior Credit Facility
     Acquisition Facility - $25 million @ 5.84% LIBOR plus 2.5%                      2,029
     Amortization of deferred financing fees                                           127
                                                                               -------------

Net increase in interest                                                       $     1,200
                                                                               =============


     The Acquisition Facility will be repaid in connection with the refinancing of the Company's Senior Credit Facilities in connection with the DCI Transaction (See Note (o)).

(h) Reflects elimination of operating lease costs on related party leases for building space which was purchased in connection with the Cuplex Acquisition on October 9, 1997. The lease expense savings is net of additional depreciation expense on the building acquired in connection with the Cuplex Acquisition.

(i) In connection with the Cuplex Acquisition, DCI paid a signing bonus to the senior executive responsible for certain of the operations of Cuplex post-acquisition. This signing bonus represents a non-recurring expense of DCI incurred as a direct result of the Cuplex Acquisition.

(j) Represents the adjustment to reflect ongoing goodwill amortization resulting from the Cuplex Acquisition and the Design Plus acquisition. The acquisitions resulted in goodwill of approximately $9,200 which is being amortized over a twenty five year period.

(k) Reflects the increase to DCI pro forma interest expense as a result of borrowings incurred under the DCI Facility and the repayment of prior indebtedness in connection with the Cuplex Acquisition on October 9, 1997 as follows:

                                                                              Year Ended
                                                                             December 31,
                                                                                 1997
                                                                            -------------
Elimination of Cuplex historical interest expense on
     Cuplex indebtedness repaid in connection with the
     Cuplex Acquisition.                                                     $      (891)
Elimination of DCI historical interest expense on DCI
      indebtedness repaid in connection with the Cuplex
     Acquisition.                                                                 (2,491)

DCI Senior Credit Facility:
     DCI Senior Credit Facility                                                    4,257
     Amortization of deferred financing fees                                         819
                                                                            -------------

Net increase in interest                                                     $     1,694
                                                                            =============

     The DCI Facility will be repaid in connection with the DCI Transaction (see Note (o)).

(l) Represents the elimination of income from Cuplex's equity investments in Cumex and Spectramask. Both investments were spun off as a direct result of the Cuplex Acquisition.

(m) Represents the amortization of the intangible assets and goodwill resulting from the estimated excess of the purchase price over the net book value of DCI, less the amortization of Cuplex goodwill, calculated as though the DCI Transaction occurred on January 1, 1997. In addition, reflected is the depreciation related to the step-up to fair market value of the fixed assets of DCI in connection with the DCI Transaction. Intangibles, goodwill, and the fixed asset step-up are expected to be amortized over lives ranging from four to thirty years. Under purchase accounting, the total purchase price will be allocated to the acquired assets and assumed liabilities of DCI based on their relative fair values as of the closing date of the DCI Transaction, which will be determined within one year after such date. Accordingly, the final allocations and resulting increases in amortization and depreciation expense will be different from the amounts reflected herein and such differences may be significant.

(n) Represents the elimination of management fees incurred in connection with DCI's management agreement with Bain Capital which will be terminated in connection with and as a direct result of the DCI Transaction. The Company's obligations under the Details management agreement with Bain Capital will not be changed as a result of the DCI Transaction.

(o) The increase in pro forma interest expense as a result of the DCI Transaction is as follows:

                                                                                Year Ended            Six Months
                                                                                 December              June 30,
                                                                                 31, 1997                1998
                                                                                -----------           -----------
Elimination of DCI pro forma interest expense and
     fees on pro forma DCI indebtedness repaid in
     connection with the DCI Transaction                                        $   (6,522)           $   (3,138)
Elimination of Details, Inc. pro forma interest expense
     and fees on pro forma Details, Inc. indebtedness
     repaid in connection with the DCI Transaction                                 (10,216)               (5,083)
                                                                                -----------           -----------
                                                                                   (16,738)               (8,221)
                                                                                -----------           -----------
New Senior Credit Facilities (assuming LIBOR at 5.65%)
     Tranche A-$90 million @ LIBOR plus 2.25%                                        7,110                 3,555
     Tranche B-$165 million @ LIBOR plus 2.50%                                      13,448                 6,724
     Revolving Credit Facility - $-0- million @ LIBOR
          plus 2.25%                                                                     -                     -
Unused commitment fee on Revolving Credit
     Facility of $45 million @ 0.5%                                                    225                   113
Amortization of deferred financing fees
     Tranche A                                                                         369                   185
     Tranche B                                                                         625                   312
     Revolving Credit Facility                                                         184                    92
 Imputed interest on deferred payments(1)                                              336                   168
                                                                                -----------           -----------

Total interest on debt incurred in connection with the
     DCI Transaction                                                                22,297                11,149
                                                                                -----------           -----------
Net increase in interest in connection with  the DCI
     Transaction                                                                $    5,559            $    2,928
                                                                                ===========           ===========

     (1) See Notes (a) and (i) of Notes to the Unaudited Summary Consolidated Pro Forma Balance Sheet.

(p) Represents the adjustment to reflect income from Design Plus, of which 80% was acquired by DCI on June 24, 1998. DCI's pro rata share of the net income of $128 and $181 has been reflected in the year ended December 31, 1997 and the six months ended June 30, 1998, respectively.

(q) EBITDA is defined herein as income before provision for income taxes, depreciation, amortization, interest expense and the non-cash expense recorded for certain DCI stock compensation.

                      Unaudited Pro Forma Financial Data

     The following Unaudited Summary Pro Forma Consolidated Balance Sheet of Details, Inc. as of June 30, 1998 gives effect to the DCI Transaction as if it had occurred on such date.

     The following Unaudited Pro Forma Consolidated Statements of Operations of Details, Inc. for the year ended December 31, 1997 and the six months ended June 30, 1998 give effect to the Recapitalization, the NTI Acquisition, the Cuplex Acquisition, and the DCI Transaction as if they had occurred on January 1, 1997. The Unaudited Pro Forma Consolidated Statement of Operations do not purport to represent what Details, Inc.'s results of operations would have been if the Recapitalization, the NTI Acquisition, the Cuplex Acquisition, and the DCI Transaction, had occurred as of the dates indicated or what such results will be for future periods. The unaudited pro forma financial data are based on the historical consolidated financial statements of the Company and the assumptions and adjustments described in the accompanying notes.

     The unaudited summary pro forma balance sheet of Details, Inc. also includes the following non-recurring charges related to the DCI Transaction: (i) approximately $6.8 million for compensation to DCI stock option holders; (ii) approximately $3.2 million in compensation to DCI non-contract employees; (iii) approximately $6.8 million from the write off of deferred financing fees; and
(iv) approximately .7 million incurred in the termination of the DCI management fee. Such charges aggregated $17.5 million and result in a net charge to earnings of $10.5 million (net of tax benefit of $7.0 million, assuming an estimated 41% tax rate).

                                 DETAILS, INC.
                UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

                                                                                                 DCI            Details
                                                      Details, Inc.            DCI           Transactions      Combined
                                                      June 30, 1998       June 30, 1998      Adjustments       Pro Forma
                                                      -------------       -------------      -----------       ---------
Assets
Current assets:
      Cash and cash equivalents                        $   2,435            $     711       $  (2,589) (g)     $     557
      Trade receivables, net                              17,063               21,248              --             38,311
      Inventories                                          7,226               10,471           1,000  (d)        18,697
      Prepaid expenses and other                           1,066                  948              --              2,014
      Income tax refunds                                   1,582                   --              --              1,582
      Deferred tax asset                                   2,879                  962           4,363  (a)        10,744
                                                                                                2,540  (h)
                                                       ---------            ---------       ---------          ---------
            Total current assets                          32,251               34,340           5,314             71,905

Property and equipment, net                               30,848               21,123          10,000  (d)        61,971
Debt issue costs                                           9,132                2,248           7,382  (g)        12,566
                                                                                               (6,196) (h)
Goodwill                                                  24,863                9,229          (9,229) (d)       156,036
                                                                                              131,173  (d)
Intangible and other assets                                1,205                2,951         109,000  (d)       117,697
                                                                                                4,541  (i)
Deferred tax asset                                            --                   --              --                 --
                                                       ---------            ---------       ---------          ---------
                                                       $  98,299            $  69,891       $ 251,985          $ 420,175
                                                       =========            =========       =========          =========

Liabilities and Stockholders' Deficit
Current liabilities:
      Current maturities of long-term debt and
          capital lease obligations                    $   4,902            $   3,874       $  12,316  (c)     $   1,569
                                                                                               89,439  (d)
                                                                                                2,289  (d)
                                                                                                  665  (a)
                                                                                              (32,630) (f)
                                                                                              (79,286) (g)
      Deferred payments                                       --                   --           1,680  (i)         2,415
                                                                                                  735  (a)
      Accounts payable                                     5,710                8,914              --             14,624
      Escrow payable to redeemed stockholders              4,500                   --              --              4,500
      Accrued expenses                                     7,681                6,345             365  (d)        14,391
                                                       ---------            ---------       ---------          ---------
             Total current liabilities                    22,793               19,133          (4,427)            37,499

Long-term debt                                           202,019               62,075           6,827  (a)       355,000
                                                                                             (170,921) (g)
                                                                                              255,000  (g)
Deferred tax liability                                       445                   --          49,200  (d)        49,645
Long-term portion of deferred payments                        --                   --           2,861  (i)         5,324
                                                                                                2,463  (a)
Capital lease obligations                                  7,143                   12              --              7,155
                                                       ---------            ---------       ---------          ---------
            Total liabilities                            232,400               81,220         141,003            454,623
                                                       ---------            ---------       ---------          ---------

Mandatorily redeemable preferred stock                        --               11,798         (11,798) (c)            --
                                                       ---------            ---------       ---------          ---------
Minority interest in preferred stock of subsidiary            --                   --           1,102  (c)         1,102
                                                       ---------            ---------       ---------          ---------
Put warrants                                                  --                4,338          (4,338) (b)            --
                                                       ---------            ---------       ---------          ---------

Stockholders' Deficit:
      Common stock                                             1                    1              15  (b)             1
                                                                                                  (16) (e)
      Additional paid-in-capital                         138,403                7,832          (7,832) (e)       240,610
                                                                                               69,577  (d)
                                                                                               32,630  (f)
      Note receivable from shareholder                        --                 (202)            202  (d)            --
      Deferred compensation                                   --                 (543)            543  (e)
      Distribution in excess of net book value                --              (36,878)         36,878  (e)            --
      (Accumulated deficit)/retained earnings           (272,505)               2,325          (4,048) (a)      (276,161)
                                                                                               (1,887) (a)
                                                                                                4,323  (b)
                                                                                               (1,304) (c)
                                                                                                 (392) (a)
                                                                                                  983  (e)
                                                                                               (3,656) (h)
                                                       ---------            ---------       ---------          ---------
           Total stockholders' deficit                  (134,101)             (27,465)        126,016            (35,550)
                                                       ---------            ---------       ---------          ---------
                                                       $  98,299            $  69,891       $ 251,985          $ 420,175
                                                       =========            =========       =========          =========

          See Notes to Unaudited Pro Forma Consolidated Balance Sheet.

                                DETAILS, INC.
            NOTES TO UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                                 June 30, 1998
                             (dollars in thousands)


(a) Represents the balance sheet impact to DCI of the non-recurring charges of $4,048 and $1,887 to compensate the holders of options to purchase DCI common stock immediately prior to the DCI Transaction through the payment of $6,827 in cash funded through additional indebtedness under the DCI revolving credit facility and the issuance of $3,198 of short term notes payable. In addition, reflects the non-recurring charge of $392 for the $665 payment in connection with the termination of the DCI management fee agreement. These charges to equity are net of a tax benefit of $4,363 assuming an estimated 41% effective tax rate.

(b) Reflects the exercise of the outstanding warrants to purchase 1,539,200 shares of DCI common stock at $0.01 per share immediately prior to the DCI Transaction. Prior to the exercise, DCI had been accreting these warrants to the market value of the put through the date on which the holders could put back the underlying stock to DCI through a direct reduction of retained earnings. In connection with the exercise of the warrants, the carrying value of the put warrants has been reflected as an increase to DCI's retained earnings.

(c) Reflects: (i) the merger consideration paid for and retirement of a portion of the DCI mandatorily redeemable preferred stock at its liquidation preference of $12,316 in exchange for a shareholder note payable; and (ii) the reclassification of the remaining portion of the DCI mandatorily redeemable preferred stock to reflect its status as a minority interest in DCI post-acquisition. The merger consideration to the preferred stock holders has been reflected as part of the purchase price of the DCI Transaction (see Note (d)). The difference between the carrying value of the preferred stock, which was redeemed and retired, of $10,696 and the merger consideration has been reflected as a decrease in DCI's retained earnings immediately prior to the DCI Transaction. The shareholder note payable will be repaid with a portion of the proceeds of the New Senior Credit Facility (see Note (g)). The remaining preferred stock of DCI of $1,102 will remain outstanding as a minority interest in DCI subsequent to the DCI Transaction.

(d) Under purchase accounting, the total purchase price will be allocated to the acquired assets and liabilities of DCI based on their relative fair values as of the closing date of the DCI Transaction, which will be determined within one year after such date. Accordingly, the final allocations could be different from the amounts reflected herein, and such differences may be significant. The purchase price of $246,964 represents:
     (i) the merger consideration payable to the common stock shareholders for a portion of their shares in DCI, (ii) the merger consideration payable to certain of the preferred stock shareholders of DCI for their preferred stock in DCI (see Note (c) above), (iii) amounts payable to holders of restricted stock, (iv) DCI long term debt assumed in the transaction, (v) the estimated value of the shares and options to purchase shares of Details Holdings exchanged for the remaining shares of DCI and options to purchase DCI, and (vi) estimated fees and expenses. The amount and components of the estimated purchase price along with the allocation of the estimated purchase price to assets purchased and liabilities assumed as though the DCI Transaction had occurred on June 30, 1998 are as follows:

      Purchase Price:
          Merger consideration in exchange for
            common stock of DCI (1)............. $  89,439
          Merger consideration in exchange for
            preferred stock of DCI (1)..........    12,316
          Amounts payable to holders of
            restricted stock of DCI (2).........       567
          Assumption of DCI long term debt (1)..    72,776
          Estimated value of Details equity
            issued..............................    69,577
          Estimated fees and expenses (3).......     2,289
                                                 ---------
                                                 $ 246,964
                                                 =========

      Allocation of Purchase Price:
          DCI total assets at June 30, 1998..... $  69,891
          Estimated write-up of inventories.....     1,000
          Estimated write-up of fixed assets....    10,000
          Estimated value of identifiable
            intangibles.........................   109,000
          Note receivable from
            stockholder(2)......................       202
          Deferred tax asset related to DCI
            option redemption (4)...............     4,363
          Elimination of Cuplex goodwill at
            June 30, 1998.......................    (9,229)
          Assumption of DCI liabilities
            (excluding DCI long-term debt) at
            June 30, 1998.......................    (8,444)
          DCI obligations with respect to DCI
            option holders (5)..................   (10,690)
          Estimated deferred tax liability (6)..   (49,200)
          Minority interest in preferred stock
            of the subsidiary...................    (1,102)
          Estimated goodwill from the DCI
          Transaction...........................   131,173
                                                 ---------
                                                 $ 246,964
                                                 =========

      (1) Amounts will be funded through a short-term note payable which will be repaid with: (i) the capital contribution to Details, Inc. from Details Intermediate resulting from the proceeds of the issuance of the Discount Notes by Details Intermediate (see Note (f)); and (ii) the borrowings under the New Senior Credit Facility (see Note (g)).
      (2) Includes $202 of amounts due to DCI under a note receivable from shareholder which will be used to offset cash payment to the shareholder.
      (3) Amounts have been reflected as additional short-term borrowings of Details. These borrowings will be repaid as set forth in (1) above.
      (4) Represents the additional deferred tax asset from the compensation to DCI option holders immediately prior to the DCI Transaction which was not reflected on the DCI balance sheet as of June 30, 1998 (see Note
          (a)).
      (5) Represents additional liabilities incurred in connection with the compensation paid to DCI employee option holders immediately prior to the DCI Transaction which will be assumed by Details, Inc. and the $665 paid in connection with the DCI management fee agreement. (see Note (a)).
      (6) In accordance with generally accepted accounting principles, an estimated deferred tax liability will be recorded for the estimated write-up of tangible assets and amounts allocated to identifiable intangibles at an effective tax rate of approximately 41%.

(e) Reflects the elimination of the DCI's historical stockholders' equity balances in connection with purchase accounting.

(f) Represents the contribution of capital to Details, Inc. from Details Intermediate resulting from the proceeds of the issuance of the Discount Notes of $35,000, net of the related fees and expenses of that issuance of approximately $2,370. This contribution of capital was used as partial consideration for the refinancings discussed in Note (g) below.

(g) Reflects the incurrence of debt relating to the New Senior Credit Facilities and the uses of cash for purposes of the effecting the refinancing of the DCI Facility and the Details Senior Credit Facilities and the repayment of other short-term notes payable as follows:

     Sources of Cash:
       Existing cash........................................ $   2,589
       Capital contribution from
          Details Intermediate (see Note (f))...............    32,630
       New Senior Credit Facilities.........................   255,000
                                                             ---------
                                                             $ 290,219
                                                             =========

     Uses of Cash:
       Payment of Details Senior Credit Facilities (1) (3).. $ 107,641
       Payment of DCI Facility (2) (3)......................    72,776
       Payment of merger consideration in exchange for DCI
          preferred stock (3)...............................    12,316
       Payment of merger consideration in exchange for DCI
          common stock (3)..................................    89,439
       DCI management fee agreement termination charges.....       665
       Estimated fees and expense...........................     7,382
                                                             ---------
                                                             $ 290,219
                                                             =========

     (1) Includes $2,289 incurred in connection with the payment of fees and expenses associated with the DCI Transaction (see Note (d)).
     (2) Includes $6,827 incurred in connection with the payments to DCI option holders (see Note (a)).
     (3) Allocated between current and long-term as follows:

         Current:
          Details Senior Credit Facility....................... $   5,622
          DCI Facility.........................................     3,874
          Merger consideration paid to preferred stockholders..    12,316
          Merger consideration  paid to option holders and
            common stockholders................................    89,439
          Payment for termination of DCI management fee........       665
          Less:  Discount Note proceeds........................   (32,630)
                                                                ---------
                                                                $  79,286
                                                                =========
         Long-term:
          Details Senior Credit Facility....................... $ 102,019
          DCI Facility.........................................    68,902
                                                                ---------
                                                                $ 170,921
                                                                =========

(h) Reflects the write-off of $3,948 and $2,248 in unamortized deferred financing fees related to the Details Senior Credit Facilities and the DCI Facility, respectively, in connection with the refinancing discussed in Note (g). The charge to equity for the write-off of deferred financing fees of $3,656 is net of a tax benefit of $2,540 assuming an estimated 41% effective tax rate.

(i) Reflects the asset and future liabilities related to the Company's non-compete agreements entered into with certain senior executives of DCI. Under the terms of the agreements, future payments are tied to compliance with the provisions of the non-compete arrangements stipulated in each individual's contract.

                                  Details, Inc.
              Unaudited Pro Forma Consolidated Statement of Income
                          Year Ended December 31, 1997
                             (dollars in thousands)

------------------------------------------------------------------------------------------------------------------------------------
                                                                                      DETAILS, INC.
                                                  ----------------------------------------------------------------------------------

                                                                  Colorado Springs
                                                                   Circuits, Inc.
                                                                     d/b/a NTI
                                                  Details, Inc.     Statement of
                                                   Historical      Operations for            Adjustments
                                                   Year Ended     the Period from    --------------------------------
                                                  December 31,   January 1, 1997 to                         NTI        Details, Inc.
                                                      1997        December 21,1997    Recapitalization   Acquisition      Combined
                                                 -------------- -------------------- ------------------ -------------  -------------
Net sales                                         $  78,756     $  30,026              $      --        $      --        $ 108,782

Cost of goods sold                                   38,675        25,185                     --               --           63,860
                                                 -------------- -------------------- ------------------ -------------  -------------

      Gross profit                                   40,081         4,841                     --               --           44,922

Operating expenses
  Compensation to majority shareholder and/or CEO     2,149            --                 (2,149)(a)           --               --
  General and administration                          2,057         1,269                     --               --            3,326

  Sales and marketing                                 7,278         1,556                     --               --            8,834
  Amortization of intangibles                            --            --                     --            1,008 (e)        1,008
  Stock compensation and related bonuses             31,271         3,663                (31,271)(b)       (3,663)(f)           --
                                                 -------------- -------------------- ------------------ -------------  -------------

     Operating income                                (2,674)       (1,647)                33,420            2,655           31,754

   Interest income                                       96            --                     --               --               96
   Interest expense, excluding bridge loans         (12,963)         (956)                (6,590)(c)       (1,200)(g)      (21,709)
   Interest expense on bridge loans                  (4,985)           --                  4,985 (c)           --               --
   Income from equity investment in subsidiary           --            --                     --               --               --
   Other income                                          --            13                     --               --               13
                                                 -------------- -------------------- ------------------ -------------  -------------

     Income (loss) before income taxes and
          extraordinary loss                        (20,526)       (2,590)                31,815            1,455           10,154

Income tax benefit (expense)                          8,030         1,275                (13,044)(d)       (1,010)(d)       (4,749)
                                                 -------------- -------------------- ------------------ -------------  -------------

Income (loss) before extraordinary loss           $ (12,496)    $  (1,315)             $  18,771        $     445        $   5,405
                                                 ============== ==================== ================== =============  =============


EBITDA (q)                                        $     (10)    $     507              $  33,420        $   3,663        $  37,580
Depreciation and amortization, excluding
    amortization of deferred financing fees       $   2,568     $   2,141              $      --        $   1,008        $   5,717


------------------------------------------------------------------------------------------------------------------------------------
                                                                                 DYNAMIC CIRCUITS, INC.
                                                     -------------------------------------------------------------------------------

                                                                           Cuplex
                                                           DCI           Statement of
                                                        Historical      Operations for
                                                        Year Ended     the Period from         Cuplex
                                                       December 31,   January 1, 1997 to    Acquisition            DCI
                                                           1997         October 9,1997      Adjustments          Combined
                                                     --------------  -------------------- ---------------    --------------
Net sales                                               $  86,098        $  59,400        $      --           $ 145,498

Cost of goods sold                                         54,201           51,818               --             106,019
                                                     --------------  -------------------- ---------------    --------------

      Gross profit                                         31,897            7,582               --              39,479

Operating expenses
  Compensation to majority shareholder and/or CEO              --               --               --                  --
  General and administration                               13,521            1,747             (402)(h)          13,616
                                                                                             (1,250)(i)
  Sales and marketing                                       4,431            2,526               --               6,957
  Amortization of intangibles                                  79               --              268 (j)             347
  Stock compensation and related bonuses                      239               --               --                 239
                                                     --------------  -------------------- ---------------    --------------

     Operating income                                      13,627            3,309            1,384              18,320

   Interest income                                             93              259               --                 352
   Interest expense, excluding bridge loans                (3,937)            (891)          (1,694)(k)          (6,522)
   Interest expense on bridge loans                            --               --               --                  --
   Income from equity investment in subsidiary                 --              180             (180)(l)              --
   Other income                                                34               45               --                  79
                                                     --------------  -------------------- ---------------    --------------

     Income (loss) before income taxes and
          extraordinary loss                                9,817            2,902             (490)             12,229

Income tax benefit (expense)                               (4,112)            (962)              91 (d)          (4,983)
                                                     --------------  -------------------- ---------------    --------------

Income (loss) before extraordinary loss                 $   5,705        $   1,940        $    (399)          $   7,246
                                                     ==============  ==================== ===============    ==============


EBITDA (q)                                              $  17,109        $   5,566        $   1,357           $  24,032
Depreciation and amortization, excluding
    amortization of deferred financing fees             $   3,116        $   1,593        $     333           $   5,042


------------------------------------------------------------------------------------------



                                                                           Details, Inc.
                                                        DCI                   and DCI
                                                    Transaction              Combined
                                                    Adjustments              Pro Forma
                                                   -------------          ---------------
Net sales                                           $      --                $ 254,280

Cost of goods sold                                      2,000 (m)              171,879
                                                   -------------          ---------------

      Gross profit                                     (2,000)                  82,401

Operating expenses
  Compensation to majority shareholder and/or CEO          --                       --
  General and administration                             (359)(n)               16,455
                                                         (128)(p)
  Sales and marketing                                      --                   15,791
  Amortization of intangibles                          17,972 (m)               19,327
  Stock compensation and related bonuses                   --                      239
                                                   -------------          ---------------

     Operating income                                 (19,485)                  30,589

   Interest income                                         --                      448
   Interest expense, excluding bridge loans            (5,515)(o)              (33,746)
   Interest expense on bridge loans                        --                       --
   Income from equity investment in subsidiary             --                       --
   Other income                                            --                       92
                                                   -------------          ---------------

     Income (loss) before income taxes and
          extraordinary loss                          (25,000)                  (2,617)

Income tax benefit (expense)                            8,600 (d)               (1,132)
                                                   -------------          ---------------

Income (loss) before extraordinary loss             $ (16,400)               $  (3,749)
                                                   =============          ===============


EBITDA (q)                                          $     513                $  62,125
Depreciation and amortization, excluding
    amortization of deferred financing fees         $  19,998                $  30,757

       See Notes to Unaudited Pro Forma Consolidated Statement of Income.

                                 Details, Inc.
             Unaudited Pro Forma Consolidated Statement of Income
                        Six Months Ended June 30, 1998
                            (dollars in thousands)


                                            Details, Inc.       DCI
                                             Historical      Historical
                                             Six Months      Six Months                                       Details, Inc.
                                               Ended           Ended          Details, Inc.       DCI            and DCI
                                              June 30,        June 30,            DCI          Transaction       Combined
                                                1998            1998            Combined       Adjustments       Pro Forma
                                            ------------   -------------     --------------  --------------   ----------------
  Net Sales                                   $  54,499      $  77,220          $ 131,719      $      --         $ 131,719

  Cost of Goods Sold                             32,447         54,232             86,679          1,000 (m)        87,679
                                            ------------   -------------     --------------  --------------   ----------------
        Gross profit                             22,052         22,988             45,040         (1,000)           44,040

  Operating Expenses:
     General and administration                   1,668          6,092              7,760           (233)(n)         7,346
                                                                                                    (181)(p)
     Sales and marketing                          4,081          4,704              8,785                            8,785
     Amortization of intangibles                    505            179                684          8,981 (m)         9,665
                                            ------------   -------------     --------------  --------------   ----------------
 Operating Income                                15,798         12,013             27,811         (9,567)           18,244

 Interest income                                    155            165                320             --               320
 Interest expense                               (10,885)        (3,138)           (14,023)        (2,928)(o)       (16,951)
 Other income                                        13             11                 24             --                24
                                            ------------   -------------     --------------  --------------   ----------------
  Income before provision for income taxes
     and extraordinary loss                       5,081          9,051             14,132        (12,495)            1,637

Income tax benefit (expense)                     (2,295)        (4,281)            (6,576)         4,300 (d)        (2,276)
                                            ------------   -------------     --------------  --------------   ----------------
 Income (loss) before extraordinary loss          2,786          4,770              7,556         (8,195)             (639)


EBITDA (q)                                    $  19,104      $  15,145          $  34,249      $     396         $  34,645
Depreciation and amortization, excluding
   amortization of deferred financing fees        3,138          2,956              6,094          9,963            16,057

      See Notes to Unaudited Pro Forma Consolidated Statement of Income.

                                 DETAILS, INC.
         NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME
                       Year Ended December 31, 1997 and
                        Six Months Ended June 30, 1998
                            (dollars in thousands)

(a) Reflects cost savings as a result of the cancellation of the employment agreement with the Company's CEO as a direct result of the Recapitalization. The CEO's employment was terminated on October 28, 1997.

(b) Reflects the elimination of the charge recorded for stock options vested under Holding's 1996 Stock Option Plan. In conjunction with the Recapitalization, all remaining options under the 1996 Stock Option Plan were exchanged for options to purchase Class A Common and Class L Common. All options to purchase Class A Common and Class L Common under the Holdoing's Stock Option Plans qualify for fixed plan accounting treatment. Under fixed plan accounting, changes in the fair value of Holding's common stock relative to the exercise price of the underlying options will not result in additional charges (or credits) to the Details Capital's statement of income.

(c) The increase in pro forma interest expense as a result of the Recapitalization is as follows:

                                                                               Year Ended
                                                                               December 31
                                                                                  1997
                                                                       --------------------
     Elimination of Details, Inc. historical
        interest expense and fees
        related to debt repaid in connection
        with the Recapitalization                                       $           (9,233)
                                                                       --------------------

     Details Senior Credit Facilities (assuming LIBOR
       at 5.84%)
       Tranche A-$31.1 million @ LIBOR plus 2.50% (funded
         on October 28, 1997)                                                        2,154
       Tranche B-$50 million @ LIBOR plus 2.75% (funded
         on October 28, 1997)                                                        3,568
     Senior Subordinated Notes-$100 million (funded on
       November 15, 1997)                                                            8,794
     Other bank fees and unused commitment fees on the
       Revolving Credit Facility                                                       124
     Amortization of deferred financing fees
       Tranche A and B                                                                 617
       Senior Subordinated Notes                                                       566
                                                                      ---------------------
     Total interest from recapitalization                                           15,823
                                                                      ---------------------
     Net increase in pro forma interest from the Recapitalization,
       excluding interest on the bridge loans                           $            6,590
                                                                     ======================

     Elimination of interest expense incurred on bridge loans           $           (4,985)
                                                                     ======================

     The bridge loans were obtained in connection with the Recapitalization and were repaid with a portion of the proceeds from the Senior Subordinated Notes issued by Details Inc. and Senior Discount Notes issued by Details Capital. The Details Inc. Senior Credit Facilities are being refinanced in connection with the DCI Transaction (see Note (o)).

(d) Represents the income tax adjustment required to result in a pro forma income tax provision based on: (i) the Company's historical tax provision using historical amounts and; (ii) the direct tax effects of the pro forma transactions described herein at an estimated 41% effective tax rate as adjusted to exclude the adjustments to goodwill resulting from the NTI Acquisition, the Cuplex Acquisition and the DCI Transaction which amounts are not deductible for income tax purposes.

(e) Represents the adjustment to reflect ongoing goodwill amortization resulting from the NTI Acquisition. Approximately $25,200 was recorded as a preliminary estimate of goodwill, and such amount is being amortized over a twenty five year period. Under purchase accounting, the final purchase price will be allocated to the acquired assets and assumed liabilities of NTI based on their relative fair values as of the closing date of the NTI Acquisition, which will be determined within one year after such date. Accordingly, the final allocations may result in an increase or decrease in the amounts allocated to goodwill, therefore the amortization and depreciation expense may be different from the amounts reflected herein and such differences may be significant.

(f) Reflects the elimination of bonuses paid to certain senior executives and other employees of NTI immediately prior to the NTI Acquisition. Bonuses were funded through capital contributions made by selling shareholders of NTI, as required by the NTI purchase and sale agreement.

(g) The increase to pro forma interest expense as a result of the Company's draw down on its acquisition line under the Senior Credit Facilities in connection with the NTI Acquisition on December 22, 1997 is as follows:

                                                                              Year Ended
                                                                               December
                                                                               31, 1997
                                                                         -------------------
     Elimination of NTI historical interest expense on NTI
        indebtedness repaid in connection with the NTI
        Acquisition                                                       $           (956)

     Senior Credit Facility
        Acquisition Facility - $25 million @ 5.84% LIBOR plus 2.5%                   2,029
        Amortization of deferred financing fees                                        127
                                                                         -------------------

     Net increase in interest                                             $          1,200
                                                                         ===================

     The Acquisition Facility will be repaid in connection with the refinancing of the Company's Senior Credit Facilities in connection with the DCI Transaction (See Note (o)).

(h) Reflects elimination of operating lease costs on related party leases for building space which was purchased in connection with the Cuplex Acquisition on October 9, 1997. The lease expense savings is net of additional depreciation expense on the building acquired in connection with the Cuplex Acquisition.

(i) In connection with the Cuplex Acquisition, DCI paid a signing bonus to the senior executive responsible for certain of the operations of Cuplex post-acquisition. This signing bonus represents a non-recurring expense of DCI incurred as a direct result of the Cuplex Acquisition.

(j) Represents the adjustment to reflect ongoing goodwill amortization resulting from the Cuplex Acquisition and the Design Plus acquisition. The acquisitions resulted in goodwill of approximately $9,200 which is being amortized over a twenty five year period.

(k) Reflects the increase to DCI pro forma interest expense as a result of borrowings incurred under the DCI Facility and the repayment of prior indebtedness in connection with the Cuplex Acquisition on October 9, 1997 as follows:

                                                                       Year Ended
                                                                      December 31,
                                                                         1997
                                                                 ---------------------
Elimination of Cuplex historical interest expense on
     Cuplex indebtedness repaid in connection with the
     Cuplex Acquisition.                                         $               (891)
Elimination of DCI historical interest expense on DCI
     indebtedness repaid in connection with the Cuplex
     Acquisition.                                                              (2,491)

DCI Senior Credit Facility:
     DCI Senior Credit Facility                                                 4,257
     Amortization of deferred financing fees                                      819
                                                                 ---------------------

Net increase in interest                                         $              1,694
                                                                 =====================

  The DCI Facility will be repaid in connection with the DCI Transaction (see Note (o)).

(l) Represents the elimination of income from Cuplex's equity investments in Cumex and Spectramask. Both investments were spun off as a direct result of the Cuplex Acquisition.

(m) Represents the amortization of the intangible assets and goodwill resulting from the estimated excess of the purchase price over the net book value of DCI, less the amortization of Cuplex goodwill, calculated as though the DCI Transaction occurred on January 1, 1997. In addition, reflected is the depreciation related to the step-up to fair market value of the fixed assets of DCI in connection with the DCI Transaction. Intangibles, goodwill, and the fixed asset step-up are expected to be amortized over lives ranging from four to thirty years. Under purchase accounting, the total purchase price will be allocated to the acquired assets and assumed liabilities of DCI based on their relative fair values as of the closing date of the DCI Transaction, which will be determined within one year after such date. Accordingly, the final allocations and resulting increases in amortization and depreciation expense will be different from the amounts reflected herein and such differences may be significant.

(n) Represents the elimination of management fees incurred in connection with DCI's management agreement with Bain Capital which will be terminated in connection with and as a direct result of the DCI Transaction. The Company's obligations under the Details management agreement with Bain Capital will not be changed as a result of the DCI Transaction.

(o) The increase in pro forma interest expense as a result of the DCI Transaction is as follows:

                                                                            Year Ended            Six Months
                                                                             December               June 30,
                                                                             31, 1997                 1998
                                                                           -------------          ------------
     Elimination of DCI pro forma interest expense and
        fees on pro forma DCI indebtedness repaid in
        connection with the DCI Transaction                               $      (6,522)         $     (3,138)
     Elimination of Details, Inc. pro forma interest expense
        and fees on pro forma Details, Inc. indebtedness
        repaid in connection with the DCI Transaction                           (10,260)               (5,083)
                                                                          -------------          ------------
                                                                                (16,782)               (8,221)
                                                                          -------------          ------------
     New Senior Credit Facilities (assuming LIBOR at 5.65%)
        Tranche A-$90 million @ LIBOR plus 2.25%                                  7,110                 3,555
        Tranche B-$165 million @ LIBOR plus 2.50%                                13,448                 6,724
        Revolving Credit Facility - $-0- million @ LIBOR
          plus 2.25%                                                                  -                     -
     Unused commitment fee on Revolving Credit
        Facility of $45 million @ 0.5%                                              225                   113
     Amortization of deferred financing fees
        Tranche A                                                                   369                   185
        Tranche B                                                                   625                   312
        Revolving Credit Facility                                                   184                    92
      Imputed interest on deferred payments(1)                                      336                   168
                                                                          -------------          ------------

     Total interest on debt incurred in connection with the
        DCI Transaction                                                          22,297                11,149
                                                                          -------------          ------------
     Net increase in interest in connection with  the DCI
        Transaction                                                       $       5,515          $      2,928
                                                                          =============          ============

(1) See Notes (a) and (i) of Notes to the Unaudited Consolidated Pro Forma Balance Sheet.

(p) Represents the adjustment to reflect income from Design Plus, of which 80% was acquired by DCI on June 24, 1998. DCI's pro rata share of the net income of $128 and $181 has been reflected, in the year ended December 31, 1997 and the six months ended June 30, 1998, respectively.

(q) EBITDA is defined herein as income before provision for income taxes, depreciation, amortization, interest expense and the non-cash expense recorded for certain DCI stock compensation.

     (c)  Exhibits:

     2.1 Stock Contribution and Merger Agreement dated as of July 23, 1998 by and among Details Holdings Corp., Dynamic Circuits Inc. and the stockholders of Dynamic Circuits Inc.

     2.2 Agreement to furnish copies of omitted annexes, schedules and exhibits to the Stock Contribution and Merger Agreement.

     4.1 Credit Agreement dated as of July 23, 1998 among Details Capital Corp, Details, Inc., Dynamic Circuits Inc., the Lenders (as defined therein) from time to time parties thereto, Bankers Trust Company, as documentation and co-syndication agent, and The Chase Manhattan Bank, as collateral, co-syndication and administrative agent.

     4.2 Guarantee and Collateral Agreement made by Details Intermediate Holdings Corp., Details Capital Corp., Details, Inc., Dynamic Circuits Inc. and certain of their subsidiaries in favor of The Chase Manhattan Bank, as administrative agent, dated as of July 23, 1998.

     23.1 Consent of PricewaterhouseCoopers L.L.P.

                                        SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.



                                             DETAILS CAPITAL CORP.
                                             DETAILS, INC.



                                             By: /s/ Bruce D. McMaster
                                                ------------------------------
                                                Name:  Bruce D. McMaster
                                                Title: President

Date:  August 5, 1998

                                 EXHIBIT INDEX


Exhibit No.                     Description of Exhibits                   Page
-----------                     ------------------------                  ----
2.1            Stock Contribution and Merger Agreement dated as of
               July 23, 1998 by and among Details Holdings Corp.,
               Dynamic Circuits Inc. and the stockholders of Dynamic Circuits Inc.

2.2 Agreement to furnish copies of omitted annexes, schedules and exhibits to the Stock Contribution and Merger Agreement.

4.1            Credit Agreement dated as of July 23, 1998 among
               Details Capital Corp, Details, Inc., Dynamic Circuits Inc., the Lenders (as defined therein) from time to time parties thereto, Bankers Trust Company, as documentation and co-syndication agent, and The
               Chase Manhattan Bank, as collateral, co-syndication and administrative agent.

4.2            Guarantee and Collateral Agreement made by Details
               Intermediate Holdings Corp., Details Capital Corp., Details, Inc., Dynamic Circuits Inc. and certain of their subsidiaries in favor of The Chase Manhattan Bank, as administrative agent, dated as of July 23, 1998.

23.1           Consent of PricewaterhouseCoopers L.L.P.